UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Anchor BanCorp Wisconsin Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANCHOR BANCORP WISCONSIN INC.

25 West Main Street

Madison, Wisconsin 53703

March 27, 2015

Dear Stockholder:

It is our pleasure to invite you to attend the Annual Meeting of stockholders of Anchor BanCorp Wisconsin Inc. The meeting will be held at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin, 53703 on Wednesday, April 29, 2015, at 1:00 p.m., local time.

Attached to this letter are the Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting.

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, please indicate your voting directions, sign, date, and promptly return the accompanying proxy, which is solicited by The Anchor BanCorp Wisconsin Inc. Board of Directors, using the enclosed self-addressed envelope, which requires no postage if mailed in the United States. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the annual meeting.

Thank you for your continued support of Anchor BanCorp Wisconsin Inc.

Sincerely,

David Omachinski Chairman of the Board	Chris Bauer President and Chief Executive Officer

ANCHOR BANCORP WISCONSIN INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 29, 2015

TIME	1:00 p.m. (local time) on Wednesday, April 29, 2015

PLACE	Monona Terrace Community and Convention Center One John Nolen Drive, Madison, Wisconsin, 53703

ITEMS OF BUSINESS	To vote on the following proposals:

1.      The election of the director nominees listed in the Proxy Statement for a one-year term;

2.      The advisory approval of our named executive officer compensation;

3.      An advisory vote on the frequency of advisory approval of our named executive officer compensation;

4.      The ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

5.      Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting if you were a stockholder of record at the close of business on March 16, 2015.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares by completing, signing, dating and promptly returning the enclosed proxy card by mail. For shares held through a benefit or compensation plan or a bank, broker or other nominee, you may vote by submitting voting instructions to your plan trustee, bank, broker or nominee.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Timmerman
Executive Vice President, Secretary and General Counsel

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, please indicate your voting directions, sign, date, and promptly return the accompanying proxy, which is solicited by The Anchor BanCorp Wisconsin Inc. Board of Directors, using the enclosed self-addressed envelope, which requires no postage if mailed in the United States. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the annual meeting.

This Notice of Annual Meeting and Proxy Statement

are being distributed on or about March 27, 2015.

ANCHOR BANCORP WISCONSIN INC.

25 West Main Street

Madison, Wisconsin 53703

PROXY STATEMENT

Annual Meeting of Stockholders

April 29, 2015

1:00 p.m. (Central Time)

SOLICITATION AND VOTING OF PROXIES

These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Anchor BanCorp Wisconsin Inc. (the “Company”, “Anchor”, “we”, “our”, “us”), a Delaware corporation, of proxies to be used at the Company’s 2015 Annual Meeting of Stockholders and at any adjournments or postponements of such meeting (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Wednesday, April 29, 2015, at 1:00 p.m. local time, at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin. This Proxy Statement, together with the Company’s Annual Report to Stockholders for the year ended December 31, 2014 on Form 10-K and a proxy card are first being made available or distributed to our stockholders of record on or about March 27, 2015.

Stockholders are requested to vote by completing, signing and dating the accompanying proxy card and returning it promptly. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board that are properly completed and timely received will be voted in accordance with the directions given. When no instructions are indicated for any or all of the proposals, proxies will be voted FOR each of the proposals for which no instructions are given.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1 of this Proxy Statement), executive compensation matters (Proposal 2 of this Proxy Statement), frequency of approval of executive compensation matters (Proposal 3 of this Proxy Statement) and ratification of auditors (Proposal 4 of this Proxy Statement). Your bank or broker cannot vote your uninstructed shares in the election of directors or executive compensation matters on a discretionary basis. If you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf with respect to these proposals.

All proxies or voting instructions must be received by the Company no later than 5:00 p.m., local time, April 28, 2015.

Other than the matters listed in the accompanying Notice of Annual Meeting of Stockholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder’s discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the meeting and at any adjournments or postponements of the meeting, including whether or not to adjourn the Annual Meeting.

You may revoke your proxy at any time before it is exercised by: (1) filing a written notice of revocation with the Corporate Secretary of the Company; (2) delivering to the Company a duly executed proxy bearing a later date by mail, or (3) attending the meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder (i.e., the bank, broker or other nominee through which you hold your shares) to vote personally at the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We have delivered printed versions of these materials to you by mail in connection with the solicitation by the Board of proxies to be voted at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. If at the close of business on March 16, 2015 (the “Record Date”) you were a stockholder of record or held shares through a bank, broker or other nominee, you are invited to vote your shares and attend the meeting.

What will I vote on?

You are being asked to:

1. Elect the director nominees listed in the Proxy Statement for a one-year term.

2. Participate in an advisory vote on executive compensation.

3. Participate in an advisory vote on the frequency of advisor approval on executive compensation.

4. Ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Who is soliciting my vote?

The Board of Directors of Anchor BanCorp Wisconsin Inc. is soliciting your vote for our Annual Meeting.

What information is contained in this Proxy Statement?

This information relates to the proposals to be voted on at the Annual Meeting, compensation of our directors and senior executive officers, the voting process and certain other information required to be disclosed in this Proxy Statement.

Who is entitled to vote?

Only holders of record of the Company’s common stock at the close of business as of Record Date (March 16, 2015) will be entitled to notice of and vote at the Annual Meeting and at any adjournment or postponement thereof.

How many votes can be cast by all stockholders?

A total of 9,547,587 votes may be cast on each matter presented, consisting of one vote for each share of the Company’s common stock, par value $0.01 per share, which was outstanding on the record date. The Company’s common stock is traded on the Nasdaq Global Market. There is no cumulative voting for directors.

How many votes must be present to hold the Annual Meeting?

A quorum of a majority of the votes that may be cast, or 4,773,794 votes, must be present in person or represented by proxy to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us know as soon as possible that enough votes will be present to hold the Annual Meeting. In determining whether a quorum exists, we will include in the count (i) shares represented by proxies that reflect abstentions and (ii) shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and that are not voted by that broker or nominee).

How many votes are required to approve each proposal?

Proposal 1: The seven nominees for director receiving the highest number of votes shall be elected to the Board. This is referred to as a “plurality.”

Proposals 2, 3, and 4: To approve all other proposals, the affirmative vote of the holders of a majority of the total number of shares represented at the Annual Meeting and entitled to vote are required for approval.

How are votes counted?

You may vote “FOR” or “AGAINST” each of the director nominees, or you may “ABSTAIN” from voting for one or more nominees. You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on each of the other proposals.

With respect to the election of directors (Proposal 1), neither an abstention nor a broker non-vote will count as a vote cast “for” or “against” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

With respect to all other proposals, because a majority of the shares represented at the Annual Meeting is required for approval, an abstention or a broker non-vote will have the effect of a vote “against” such proposal.

If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified below under “How does the Board recommend that I vote?” and in accordance with the discretion of the persons named on the proxy card (the “proxyholders”) with respect to any other matters that may be voted upon at the Annual Meeting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” the election of each of the director nominees set forth in this Proxy Statement;

•	“FOR” the advisory approval of the named executive officer compensation;

•	“FOR” the advisory vote on the one-year frequency of approval of the named executive officer compensation; and

•	“FOR” the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015.

How do I vote my shares without attending the Annual Meeting?

If you are a registered stockholder you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker or other nominee should give you instructions for voting your shares. In these cases, you may vote via the internet, by telephone or by mail by submitting a voting instruction form.

Mailed proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form, and received by 5:00 p.m. (local time) on April 28, 2015.

How can I attend the Annual Meeting?

Only stockholders as of the Record Date (March 16, 2015) or their proxy holders may attend the Annual Meeting. If you plan to attend the Annual Meeting or appoint someone to attend as your proxy, please check the box on your proxy card. You or your proxy holder will then need to show photo identification at the stockholders’ admittance desk to gain admittance to the Annual Meeting.

If you do not inform us in advance that you plan to attend the Annual Meeting, you will need to bring with you:

•	Photo identification, and

•	If you hold your shares in street name, proof of ownership of your shares as of the record date, such as a letter or account statement from your broker or bank.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see above). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring either your Notice or proof of stock ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares. You may obtain directions to the Annual Meeting online at www.anchorbank.com or by contacting our Corporate Secretary via email at corporatesecretary@anchorbank.com or via phone at 800-252-6246—Ext. 8784.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Shares held through a benefit or compensation plan cannot be voted in person at the Annual Meeting.

May I change my vote or revoke my proxy?

Yes. You may change your vote and revoke your proxy by submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting or Attending the Annual Meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

If you hold shares through a benefit or compensation plan, you may change your vote and revoke your voting instructions if you do so no later than 5:00 p.m. (local time) on April 28, 2015. You cannot, however, revoke or change your voting instructions with respect to shares held through a benefit or compensation plan after that date, and you cannot vote those shares in person at the Annual Meeting.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of stockholder proxies. Individual stockholder votes are kept confidential, unless disclosure is: (i) necessary to meet legal requirements or to assert or defend claims for or against the Company or (ii) made during a contested proxy solicitation, tender offer, or other change of control situations.

What if there is voting on other matters?

Our Bylaws provide that business may be transacted at the Annual Meeting only if it is (a) stated in the Notice of Annual Meeting of Stockholders, (b) proposed at the direction of our Board or (c) proposed by any stockholder who is entitled to vote at the Annual Meeting and who has complied with the notice procedures in our Bylaws.

What was the deadline for stockholders to notify us of proposals for the 2015 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2015 Annual Meeting for inclusion in the proxy statement was March 17, 2015.

What is the deadline for stockholders to notify us of proposals for the 2016 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2016 Annual Meeting for inclusion in the proxy statement is November 28, 2015. The deadline for submitting stockholder proposals for the 2016 Annual Meeting for inclusion on the agenda is January 30, 2016.

Will a representative of the Company’s independent registered public accounting firm be present at the Annual Meeting?

Yes, representatives of McGladrey LLP will attend the Annual Meeting and will be available to respond to appropriate questions from stockholders. The representatives will also have the opportunity to make a statement, if they desire to do so. The Board has approved the appointment of McGladrey LLP as our independent auditors for the year ending December 31, 2015, subject to ratification by stockholders.

Will the directors attend the Annual Meeting?

We strongly encourage our directors to attend the Annual Meeting. At the 2014 Annual Meeting of stockholders, all of our directors were present.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable and documented expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Our By-Laws, as amended, provide that the Board shall consist of not less than one nor more than fifteen members, the exact number of which shall be fixed from time to time by the Board of Directors. Directors shall be elected by a plurality of the votes cast at each Annual Meeting of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders. There is no cumulative voting.

The Nominating and Governance Committee has adopted guidelines for evaluating and selecting candidates for nomination to the Board. The guidelines direct the Nominating and Governance Committee and the other directors to recognize that the contribution of the Board depends not only on the character and capacities of the directors taken individually, but also on their collective strengths. To that end, the guidelines state that the Board should be composed of directors who:

•	bring to the Board a variety of experience and backgrounds;

•	form a central core of business executives with substantial senior management experience and financial expertise;

•	have substantial experience outside the business community (i.e., in government or advanced academia); and

•	represent the balanced, best interests of the stockholders as a whole and the interests of the Company’s stakeholders, as appropriate, rather than special interest groups or constituencies.

The Nominating and Governance Committee evaluates the Board as a whole to determine the extent to which these guidelines are satisfied. Taken together, the Nominating and Governance Committee believes that the directors listed below fulfill these objectives. The descriptions in this section provide certain biographical information about each of the nominees for election as a director, followed by a statement regarding the specific experience, qualifications, attributes or skills that led to the Nominating and Governance Committee’s conclusion that each director should serve as a director of the Company.

The following directors are nominated to be elected at the Annual Meeting:

•	Chris M. Bauer

•	Richard A. Bergstrom

•	Holly Cremer

•	Bradley E. Cooper

•	Martin S. Friedman

•	David L. Omachinski

•	Pat Richter

Each of these persons currently is a director of the Company.

Two of our nominees for election as directors are nominated pursuant to stock purchase agreements (the Stock Purchase Agreements”) we entered into on August 12, 2013 with certain institutional investors. The Stock Purchase Agreements provided each of Capital Z Partners (“Cap Z”) and FJ Capital Management (“FJC”) the right to nominate an individual to our Board of Directors for so long as each stockholder beneficially owns at least 50% or more of the shares purchased by each respective stockholder in the Company in connection with the

Reorganization. Pursuant to such agreement, our Board of Directors has nominated Bradley E. Cooper, as representative for Cap Z, and Martin S. Freidman, as representative for FJC, for election as directors. See Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management discussion beginning on page 20.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board. At this time, the Board knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

The board recommends a vote FOR approval of the following nominees for director.

Name	Age	Principal Occupation and Business Experience	Director Since

Chris M. Bauer	66

Mr. Bauer has been a Director, President and Chief Executive Officer of the Company since June 2009, a Director and Chief Executive Officer of the Bank since June 2009, and the President of the Bank since January 2011. Prior to joining the Company, Mr. Bauer was an independent consultant and immediate past chairman of the American Automobile Association, Inc.; founded First Business Bank Milwaukee in 2000, serving as its chairman until 2003; retired as chairman and Chief Executive Officer of Firstar Bank Milwaukee, N.A. and head of commercial banking for Firstar Corp. in 1999.

Mr. Bauer is currently a member of the boards of directors of The Auto Club Group, Auto Club Insurance Association, and Mason Street Advisors. His qualifications to serve as a Director, President and Chief Executive Officer of the Company and the Bank include his 45 years of financial services experience, with a combined 16 years as bank president at First Wisconsin Bank, which became Firstar Bank Milwaukee, N.A.

			2009

Richard A. Bergstrom	64	Mr. Bergstrom has been a Director of the Company and the Bank since 1999. He is also Vice Chairman and previously President of Bergstrom Corporation, Wisconsin’s largest automotive retailer, with 25 dealerships across the state, and Director of the Bank. His qualifications to serve as a Director of the Company, as a member of the Compensation Committee, and as a member of the Nominating and Governance Committee include substantial senior management expertise and financial expertise as president of Bergstrom Corporation.	1999

Holly Cremer	59	Ms. Cremer has been a Director of the Company since 1994. She is the former Chairman of the Board and Director of Wisconsin Cheeseman, Inc., a direct food and gift company located in Sun Prairie, Wisconsin. She is also Director of the Cremer Foundation and serves as a Director of several not-for-profit boards. Her qualifications to serve as a Director of the Company, as a member of the Audit Committee, and as a member of the Nominating and Governance Committee include substantial senior management expertise and financial expertise.	1994

Name	Age	Principal Occupation and Business Experience	Director Since

Bradley E. Cooper	48

Mr. Cooper has been a Director of the Company since December 2013. He is a founding partner of Capital Z Partners, a private equity fund focused on investing in the financial services sector. Prior to founding Capital Z in 1990, Mr. Cooper was an investment banker in the Financial Institutions Group of Salomon Brothers. Mr. Cooper currently serves as a director of several Capital Z Partners portfolio companies.

His qualifications to serve as a Director of the Company and a member of the Nominating and Governance Committee include his extensive experience as an investor in the financial services industry. Further, Mr. Cooper has developed an extensive network of contacts throughout the industry. He regularly speaks at industry conferences as an expert on acquisitions and investments in the financial services companies.

			2013

Martin S. Friedman	46	Mr. Friedman has been a Director of the Company since December 2013. He is co-founder of FJ Capital Management, an investment fund firm based in McLean, Virginia, and has served as its CEO since 2008. He was previously Director of Research for Friedman, Billings, Ramsey Group, a research and securities trading firm, from 1998 to 2007. Prior to that, he was a securities analyst with the same firm from 1992 to 1998. He has been a member of the Board of Directors of Reston, VA-based commercial bank Access National since 2009. Mr. Friedman also served on the Board of Directors for Guaranty Savings Bank in Metairie, Louisiana from 2008 to 2009. His qualifications to serve as a Director of the Company and a member of the Compensation Committee include his over 25 years of experience in and around the commercial and investment banking industries, in which he applied and developed skills in financial analysis with an expertise in financial institutions, corporate finance, SEC and banking compliance and management.	2013

David L. Omachinski	63	Mr. Omachinski has been a Director of the Company since 2002 and a Director of the Bank since 1999. Mr. Omachinski is currently an independent business consultant. He has been the Chairman of the Board since June 2009 and previously Lead Director of the Board from February 2009 to June 2009. He was President & Chief Executive Officer (from October 2005 to August 2006) of Magnum Products, LLC., a company which supplies light towers, mobile generators, trash pumps and other construction equipment for a variety of industries. Prior thereto, he was President & Chief Operating Officer (since February 2004), Executive Vice President, Chief Operating & Financial Officer, and Treasurer (since 2002) and Vice President-Finance, Chief Financial Officer & Treasurer (since 1993) of OshKosh B’Gosh, Inc. He is also Director of Bioanalytical Systems, Inc. since 2009. His qualifications to serve as a Director of the Company and as Chair of the Audit Committee include his education and training in finance and accounting, substantial senior management experience and financial expertise. He is a Certified Public Accountant, has	2002

Name	Age	Principal Occupation and Business Experience	Director Since

		practiced with a public accounting firm and has served in various executive capacities. He meets the requirements of an Audit Committee financial expert.

Pat Richter	73	Mr. Richter has been a Director of the Company since 1992 and the Bank since 1990. Mr. Richter is currently serving as a consultant for several business organizations, including DHR International, an executive search firm. He is also Director of Athletics-Emeritus at the University of Wisconsin-Madison. His qualifications to serve as a Director of the Company, as a member of the Audit Committee, and as Chair of the Compensation Committee include his substantial senior management experience. He meets the requirements of an Audit Committee financial expert.	1990

Independence of Directors

Our Board has adopted the following standards for director independence in compliance with rules of the SEC and generally consistent with corporate governance listing standards for companies listed on the Nasdaq Global Market:

•	No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us);

•	A director who is an employee, or whose immediate family member is an executive officer of ours is not “independent” until three years after the end of such employment relationship;

•	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation;

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of ours is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a charity to which we donate or a company that makes payments to, or received payments from, us for property or services in an amount which, in any single year, exceeds the greater of $200,000 or 5% of such other charity’s or company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

Based on its review of the independence of directors, our Board has determined that each member of the Board, except Mr. Bauer, meets the aforementioned independence standards. Mr. Bauer does not meet the aforementioned independence standards because he is the President and Chief Executive Officer of the Company and of the Bank.

The independent directors regularly meet in executive session without Mr. Bauer.

The Board and its Committees

Regular meetings of our Board are held quarterly and special meetings of the Board are held as needed. The Board held a total of six meetings during the year ended December 31, 2014. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board held during the year ended December 31, 2014, and the total number of meetings held by all committees on which he or she served during such year.

Each director serving on any of the committees is independent as defined by Nasdaq Rules and applicable law. Current copies of the written charter of each committee are available on our website at www.anchorbank.com under the “about us” and “corporate governance” tabs.

Audit Committee

The Audit Committee of the Board provides assistance to the Board in fulfilling its oversight responsibility to the stockholders of the Company relating to:

•	Monitoring the quality and integrity of our financial reporting process, financial statements and systems of internal controls regarding finance and accounting, including reviewing our annual report and quarterly reports;

•	Reviewing our corporate compliance policies and monitoring compliance with our Code of Business Conduct and Ethics, a copy of which is available on the Company’s website at www.anchorbank.com, and other compliance policies with legal and regulatory requirements, including reviewing any significant case of employee conflict of interest or misconduct;

•	Monitoring the qualifications, independence and performance of the independent registered public accounting firm, including approving in advance all audit and non-audit engagements;

•	Retaining and determining the compensation of the independent registered public accounting firm;

•	Monitoring our financial, litigation and compliance risks; and

•	Reporting to our Board as appropriate.

The members of this committee are Ms. Cremer and Messrs. Omachinski and Richter. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of the Nasdaq Global Market.

The Audit Committee met four times during the year ended December 31, 2014, and no member of the Audit Committee attended fewer than 100% of the meetings.

The Board has determined that Messrs. Omachinski and Richter meet the standard of “Audit Committee Financial Expert,” as defined by the SEC, and that each member of the Audit Committee is independent from management and financially literate, as defined by the Nasdaq Global Market listing standards.

The Audit Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.anchorbank.com under the “about us” and “corporate governance” tab.

Compensation Committee

The Compensation Committee evaluates, oversees and approves the compensation and benefits policies for our executive officers. It conducts its duties consistent with a written charter, assists our Board in fulfilling its responsibilities for overseeing the compensation of our executive officers and is responsible for the following:

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of such goals and objectives;

•	Recommending to the Board the compensation and benefits for the CEO considering (at a minimum) the Company’s performance, relative stockholder return and the value of compensation granted to CEOs at comparable or peer companies;

•	Setting compensation for our executive officers other than the CEO, after consideration of the CEO’s recommendations;

•	evaluating executive officer compensation plans to ensure that such plans do not encourage executive officers to take unnecessary or excessive risks;

•	Maintaining compensation practices that are consistent with applicable market standards and compliant with applicable regulatory requirements;

•	Recommending to the Board the approval, amendment and termination of any of our plans that permit awards of our common stock;

•	Approving significant amendments to the retirement plans, severance plans, deferred compensation plans or any other compensation or benefit plans in which our executive officers participate;

•	Overseeing our policies on structuring compensation programs for executive officers to preserve tax deductibility and to establish and certify, as and when required, the attainment of performance goals pursuant to the U.S. tax code;

•	Discussing and reviewing with management the disclosure regarding compensation and benefit matters and the Compensation Discussion and Analysis (“CD&A”) in the annual proxy statement, and recommending to the full Board whether the CD&A should be included in the annual proxy statement; and

•	Producing the Compensation Committee Report for inclusion in our annual proxy statement or in our Annual Report filed on Form 10-K, in accordance with applicable regulations.

The members of this committee are Messrs. Bergstrom, Friedman and Richter. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of the Nasdaq Global Market.

The Compensation Committee met two times during the year ended December 31, 2014, and no member of the Compensation Committee attended fewer than 100% of the meetings. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the year ended December 31, 2014, is set forth below under “Executive Compensation—Report of the Compensation Committee.

The Compensation Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.anchorbank.com under the “about us” and “corporate governance” tabs.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board evaluates and makes recommendations to the Board for the election of directors and evaluation of the Company’s corporate governance practices and policies. The members of this committee are Ms. Cremer and Messrs. Bergstrom and Cooper. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of the Nasdaq Global Market and the Company’s corporate governance guidelines. During the year ended December 31, 2014, the Nominating and Governance Committee met one time, and all members of the Committee attended this meeting.

The Nominating and Governance Committee proposes a slate of directors for election by our stockholders at each annual meeting and appoints candidates to fill any vacancies on the Board. In addition, the Nominating and Governance Committee assists the Board with:

•	Identifying and recommending qualified candidates to fill positions on the Board and its committees;

•	Recommending to the Board the compensation and benefits for directors;

•	Overseeing the evaluation of the structure, duties, size, membership and functions of the Board and its Committees, as appropriate, including advising the Board as to whether any director has a conflict of interest;

•	Overseeing the evaluation of the Board and its committees and members;

•	Overseeing corporate governance, including developing and recommending corporate governance guidelines and policies;

•	Overseeing the succession planning process for the Company’s chief executive officer, executive officers and senior managers holding significant positions within the Company; and

•	Reviewing disclosures in our annual proxy statement, including any stockholder proposals and any statements in opposition.

The Nominating and Governance Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.anchorbank.com under the “about us” and “corporate governance” tabs.

The charters of our Audit Committee, Compensation Committee and Nominating and Governance Committee implement the listing standards of the Nasdaq Global Market and the Company’s corporate governance guidelines. We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. You can access our committee charters and our Code of Business Conduct and Ethics at our website at www.anchorbank.com or by writing to us at 25 West Main Street, Madison, Wisconsin 53703, Attention Mark D. Timmerman, Executive Vice President, Secretary and General Counsel

Selection of Nominees for the Board

The Nominating and Governance Committee will consider nominees recommended by stockholders provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Stockholder Nominations” below. Stockholder’s nominees that comply with these procedures will receive the same consideration that the Nominating Committee’s nominees receive.

The Nominating and Governance Committee considers the following general criteria for director nominations:

•	A director nominee must have experience as a board member or senior officer of a company similar to us or have served as an officer of another publicly traded company or a prominent company in one of our primary geographic markets;

•	Directors should possess senior level management and decision-making experience;

•	Directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;

•	Directors should have the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to the Company and its stockholders;

•	Directors should be highly accomplished in their respective fields, with leadership experience in corporations or other complex organizations, including government, educational, and military institutions;

•	Non-management directors should satisfy our independence criteria;

•	Directors who are expected to serve on a committee of the Board shall satisfy Nasdaq and legal criteria for members of the applicable committee;

•	Directors should have the ability to exercise sound business judgment and to provide advice and guidance to our CEO with candor; and

•	The Board’s assessment of a director candidate’s qualifications includes consideration of diversity, age, skills, and experience in the context of the needs of the Board.

The Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Committee selects nominees that best suit the Board’s needs.

Stockholder Nominations

Article II, Section 6 of our Bylaws governs nominations for election to the Board and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting. Provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs and (iii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders or public disclosure of the date of the special meeting was held, whichever first occurs.

Each written notice of a stockholder nomination shall set forth: (a) (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) (1) the class or series and number of all shares of stock of the Company which are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Company held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Company, (D) such person’s written representation and agreement that such person (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed to the Company in such representation and agreement and (3) in such person’s individual capacity, would be in compliance, if elected as a director of the Company, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Company and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Each nomination shall also set forth: As to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (B)( I) the class or series and number of all shares of stock of the Company which are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Company held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Company; (C) a description of (I) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (2) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Company or their ownership of capital stock of the Company, and (3) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (D) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to nominate the persons named in its notice; and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition, any proposed nominee shall furnish such other information as the Company may reasonably require, including such information as may be necessary or appropriate in determining the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

If a stockholder has provided notice of an intention to nominate one or more candidates to compete with the Board’s nominees, in accordance with the requirements of our Bylaws, then a director can be elected by a plurality of the votes cast, meaning that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the annual meeting. No stockholder has nominated any candidates for our Board and, therefore, the election is uncontested.

Contacting the Board of Directors and Annual Meeting Attendance

Stockholders and other interested parties may communicate with the Board by writing to the Anchor BanCorp Wisconsin Inc. Board of Directors, 25 West Main Street, Madison, Wisconsin 53703, c/o Mark D. Timmerman, Executive Vice President, Secretary and General Counsel. Inquiries sent by mail will be reviewed by our general counsel and if they are relevant to, and consistent with, our operations, policies and philosophies, they will be forwarded to our Board.

We strongly encourage, but do not require, Board members to attend our Annual Meeting. Last year, all of our directors attended the Annual Meeting.

Compensation of Directors

Meeting Fees. The method of compensating our Directors changed in 2014. Prior to October 1, 2014, each member of the Board was paid a fee of $2,250 for each regular quarterly board meeting attended. In addition, each director of the Bank also was paid a fee of $2,250 for each regular meeting of the board of directors of the Bank attended. Similarly, Directors of the Company and the Bank received a fee of $450 for each regular committee meeting of the respective board attended and $1,125 for each special board meeting attended. The Audit Committee Chair received an annual retainer of $7,200, payable in quarterly installments. As Chairman of the Board of the Company and Bank, respectively, Mr. Omachinski received a monthly fee of $5,000. Each employee-member of the Board of the Company or the Bank receives no meeting fee. Accordingly, as an employee-member of the Boards of both the Company and the Bank, Mr. Bauer receives no meeting fees.

As described in this Proxy, the Compensation Committee engaged McLagan, a division of Aon Hewitt, in October 2013. The scope of engagement included a Board of Directors total compensation review. The Compensation Committee reviewed and evaluated the information presented by McLagan and the Board of Directors subsequently approved a change in the way the Directors were compensated for their service on the Board of Directors. The approved compensation plan, which became effective October 1, 2014, is more in line with peer company director compensation trends and provides for the following: annual cash retainer of $20,000, payable quarterly; annual Board Chair retainer of $25,000, payable quarterly; annual equity grant with an economic value of $20,000, vesting on March 31 of the year following; Board meeting attendance fees for Directors serving on both the Company and Bank boards of $1,000 per meeting; committee meeting attendance fees of $500 per meeting; annual Audit Committee Chair retainer of $7,200, payable quarterly; annual Compensation Committee Chair retainer of $5,000, payable quarterly; and special meeting compensation of $500 per meeting for telephonic meetings or $1,000 for in person meetings if special meetings exceed two per year.

The following table sets forth information concerning compensation paid or accrued by the Company and the Bank to each member of the board of directors during the year ending December 31, 2014. Mr. Chris M. Bauer has been omitted from the table below as his compensation is fully reported in the Summary Compensation Table on Page 39.

Name	Fees Earned or Paid in Cash ($) (1)	All Other Compensation ($) (2)	Stock Awards	Total ($)
Richard A. Bergstrom	$31,100	$—	$20,950	$52,050
Holly L. Cremer	15,050	—	20,950	36,000
Bradley E. Cooper (3)	13,875	—	20,950	34,825
Martin S. Freidman	14,375	—	20,950	35,325
David L. Omachinski	70,200	2,391	20,950	93,541
Pat Richter	30,950	—	20,950	51,900

(1)	Includes meeting, committee and board and committee chairmanship fees.
(2)	Includes interest paid on Mr Omachinski’s deferred compensation plan from Fox Cities Bank, acquired by the Company in 1999.
(3)	Fees and stock awards are paid to Capital Z Partners III, L.P., not Mr. Cooper.

Stock Awards
Name	Number of Securities Underlying Stock Awards
Richard A. Bergstrom	1,000
Holly L. Cremer	1,000
Bradley E. Cooper	1,000
Martin S. Freidman	1,000
David L. Omachinski	1,000
Pat Richter	1,000

Statement on Corporate Governance

Compensation Committee Interlocks, Insider Participation and Banking Interlocks

No member of the Compensation Committee serves as an officer or employee of the Company. None of the Company’s executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Board. None of the Company’s executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member the Company’s Compensation Committee.

RELATIONSHIP WITH INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selects the Company’s independent registered public accounting firm and pre-approves all audit services to be provided by it to the Company. The Audit Committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. Pursuant to its charter, the Audit Committee pre-approves certain audit-related services and certain tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if: (i) the aggregate amount of such services provided to the Company constitutes not more than $15,000 per occurrence or $50,000 in total during the year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit.

During the year ended December 31, 2014, the new engagement of our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in SEC regulations.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent oversight of the Company’s financial statements and the financial reporting process, the systems of internal controls over financial reporting, the internal audit function, the annual independent audit of the Company’s financial statements and of the Company’s internal controls over financial reporting. The Board of Directors has determined that each member of the Audit Committee (Holly Cremer, David L. Omachinski and Pat Richter) is “independent”, as defined in the current listing standards of the Nasdaq and the SEC rules relating to audit committees. In addition, the Board has determined that each Audit Committee member satisfies the financial literacy requirements of Nasdaq and that Messrs. Omachinski and Richter each qualify as an independent “Audit Committee Financial Expert” within the meaning of applicable rules of the SEC.

In accordance with its written charter adopted by the Board, the Audit Committee assisted the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditors. The Audit Committee reviewed and discussed with management, the audited financial statements for the year ended December 31, 2014. The Audit Committee also discussed the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with the Company’s independent auditors, McGladrey LLP. The Audit Committee also received written disclosure and the letter from McGladrey LLP as required by Public Company Accounting Oversight Board Rule 3526, and discussed with McGladrey LLP its independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s Annual Report on form 10-K for the year ended December 31, 2014, to be filed with the SEC.

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Members of the Audit Committee:
David L. Omachinski, Chair
Holly Cremer
Pat Richter

EXECUTIVE OFFICERS AND KEY EMPLOYEES WHO ARE NOT DIRECTORS

The following sets forth certain information with respect to the executive officers and key employees of the Company and the Bank who are not directors.

Thomas G. Dolan (age 55). Mr. Dolan is currently the Executive Vice President (“EVP”) and Chief Operating Officer of the Company and the Bank and was previously Executive Vice President, Chief Financial Officer of the Company and of the Bank until September 2014. Mr. Dolan joined the Company and the Bank in March 2011, following a consulting arrangement with the Company and the Bank since January 2009. Mr. Dolan oversees the Bank’s operations and Management Information Systems areas. Mr. Dolan has more than 25 years of experience with LaSalle Bank and Bank of America and was the owner and Managing Director of Northern Pointe Consulting, a financial institution consulting firm from 2008 to 2012.

Martha M. Hayes (age 53). Ms. Hayes currently serves as EVP-Chief Risk Officer of the Bank. She joined the Bank as its Chief Credit Risk Officer on July 31, 2009. She previously served as President and Managing Director of Merrill Lynch Business Financial Services in Chicago from 2004 to 2008. Prior to that role, she served in a variety of related capacities beginning in 1987 for Wachovia Corporation, including Senior Vice President and Director of Commercial Loan Products and Chief Operating Officer for Wachovia’s Risk Management Division, Business Credit Solutions.

William T. James (age 55). Mr. James is currently Senior Vice President (“SVP”), Chief Financial Officer and Treasurer of the Company and the Bank and was previously Senior Vice President—Treasurer of the Bank from October 2013 until September 2014. Mr. James oversees the Treasury Management, Finance and Accounting areas. Prior to joining the Company, he served as Treasurer and Senior Vice President of Guaranty Bank in Milwaukee, Wisconsin from 2006 to 2013. Mr. James has more than 30 years in banking and finance related experience. He has been a Chartered Financial Analyst (CFA) since 1991.

Scott M. McBrair (age 58). Mr. McBrair is EVP-Chief Retail Banking Officer of the Bank. He oversees the Bank’s branch network, Marketing, Bank Operations, Consumer Lending, and Anchor Investment Services. Prior to joining Anchor in January 2011, Mr. McBrair consulted for First Niagara Bank after serving as the Executive Vice President-Retail Banking at Webster Bank from 2005 to 2009. He began his banking career at Bank One, now JPMorgan Chase, where he served in a variety of Retail Banking assignments over a 21 year span from 1983 to 2005 with the latest being Executive Vice President-Retail Region Manager.

Ronald R. Osterholz (age 66). Mr. Osterholz is SVP-Human Resources of the Bank. Mr. Osterholz joined the Bank in 1973 and previously served as Savings Officer, Branch Manager and Branch Coordinator. Mr. Osterholz currently oversees the Bank’s Human Resources and Training departments. Mr. Osterholz is active in the University of Wisconsin-Madison Alumni Association functions, and previously on the Board of the University of Wisconsin-Platteville Foundation and is in various civic organizations and clubs

Mark D. Timmerman (age 47). Mr. Timmerman currently serves as EVP, Secretary and General Counsel of the Company and the Bank. Mr. Timmerman oversees the Bank’s legal and compliance areas. Mr. Timmerman previously served as a Director of the Company and the Bank and as Executive Vice President of the Bank. Mr. Timmerman has been a member of the State Bar of Wisconsin since 1994.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes certain information as to the common stock beneficially owned as of March 16, 2015, the Record Date for the Annual Meeting, by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who or which were known by us to be the beneficial owners of more than 5% of the issued and outstanding common stock, (ii) the directors and director nominees of the Company, (iii) the executive officers of the Company who are named in the Summary Compensation Table on Page 39 and (iv) all directors and executive officers of the Company as a group.

December 31, 2014

	Common Stock Beneficially Owned (1) (2)
Name of Beneficial Owner	Shares	%
Named Executive Officers and Directors:
Chris M. Bauer	60,000	0.63%
Holly Cremer	6,000	0.06%
Richard A. Bergstrom	16,000	0.17%
Bradley E. Cooper (3)	878,800	9.20%
Martin S. Friedman (4)	856,466	8.97%
William T. James	500	0.01%
David L. Omachinski	26,000	0.27%
Pat Richter	6,000	0.06%
Thomas G. Dolan	26,000	0.27%
Martha M. Hayes	18,500	0.19%
Scott McBrair	16,000	0.17%
Mark D. Timmerman	15,500	0.16%
All directors and executive officers of the Company as a group (12 persons)	1,925,766	20.17%

Other 5% or Greater Stockholders:
Bridge Equities III, LLC (4)	856,466	8.97%
5425 Wisconsin Avenue, Suite 701
Chevy Chase, MD 20815

Capital Z Partners III, L.P. (3)	878,800	9.20%
142 West 57th Street, 3rd Floor
New York, NY 10019

Castle Creek Capital Partners V, LP (5)	877,800	9.19%
6051 El Tordo
P.O. Box 1329
Rancho Santa Fe, CA 92067

EJF Capital LLC (6)	877,800	9.19%
2107 Wilson Blvd.
Arlington, VA 22201

Wellington Management Company LLP (7)	877,800	9.19%
280 Congress Street
Boston, MA 02210

(1)

Includes shares pursuant to restricted stock grants that vest March 31, 2015 for the other named directors and officers as follows: (a) Ms. Cremer—1,000 shares; (b) Mr. Bergstrom—1,000 shares; (c) Mr. Cooper—

1,000 shares; (d) Mr. Friedman—1,000 shares; (e) Mr. James—500 shares; (f) Mr. Omachinski—1,000 shares; (g) Mr. Richter—1,000 shares; (h) Mr. Dolan—6,000 shares; (i) Ms. Hayes—6,000 shares; (j) Mr. McBrair—6,000 shares and (k) Mr. Timmerman—3,000 shares.
(2)	Includes shares held directly, in retirement accounts or by members of the named individuals’ families, with respect to which the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers.
(3)	Capital Z Partners III, L.P. (“Cap Z III”) is the record holder of 878,800 shares of our common stock. Capital Z Partners III GP, L.P. is the sole general partner of Cap Z III. Capital Z Partners III GP, Ltd. is the sole general partner of Capital Z Partners III GP, L.P. Each of Capital Z Partners III GP, L.P. and Capital Z Partners III GP, Ltd. has disclaimed beneficial ownership of the shares of our common stock held by Cap Z III. Bradley E. Cooper is a founding partner of the Capital Z family of funds. Reflects 1,000 shares granted as a part of Mr. Cooper’s service as a director of the Company, which will vest on March 31, 2015.
(4)	Bridge Equities III, LLC (“Bridge”) is the record owner of 802,966 shares of our common stock. FJ Capital Long/Short Equity Fund LLC (“FJ Fund”) is the record owner of 48,500 shares of our common stock. Martin S. Friedman is the record owner of 4,000 shares of our common stock. Bridge and Mr. Friedman’s holdings reflect the 1,000 shares granted to Mr. Friedman as a part of his director compensation which vest on March 31, 2015. FJ Fund, FJ Capital Management, LLC (“FJ Management”), Martin S. Friedman, Bridge, SunBridge Manager, LLC (“SBM”), SunBridge Holdings, LLC (“SBH”) and Realty Investment Company, Inc. (“Realty”) may be deemed to constitute a “group” for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder. FJ Fund shares voting and dispositive power over the shares held by it with FJ Management, as managing member of FJ Fund, and Mr. Friedman, as managing member of FJ Management. Bridge shares voting power over the shares held by it with SBM, as managing member of Bridge; SBH, as managing member of SBM; Realty, as manager of SBH; FJ Management, as sub-investment advisor of Bridge; and Mr. Friedman, as managing member of FJ Management
(5)	Castle Creek Capital Partners V, LP (“Fund V”) is the record owner of 877,800 shares of our common stock. Castle Creek Capital V LLC (“CCC V”) serves as the sole general partner of, and manages, Fund V and has disclaimed beneficial ownership of the shares of our common stock owned by Fund V. Mr. John M. Eggemeyer shares voting and dispositive power over the 877,800 shares beneficially owned by Fund V with Mr. Mark G. Merlo, Mr. John T. Pietrzak and Mr. J. Mikesell Thomas, due to the fact that each is a managing principal of CCC V, the sole general partner of Fund V. Each of Messrs. Eggemeyer, Merlo, Pietrzak and Thomas has disclaimed beneficial ownership of the shares of our common stock beneficially owned by CCC V and Fund V, respectively.
(6)	EJF Financial Services Fund, LP and EJF Financial Opportunities Master Fund, LP are the record owners of 614,460 and 158,004, respectively, shares of our common stock. EJF Financial Services GP, LLC serves as the general partner and investment manager of EJF Financial Services Fund, LP and may be deemed to share beneficial ownership of the shares of our common stock of which EJF Financial Services Fund, LP is the record owner. EJF Financial Opportunities GP, LLC serves as the general partner of EJF Financial Opportunities Master Fund, LP and may be deemed to share beneficial ownership of the shares of our common stock of which EJF Financial Opportunities Master Fund, LP is the record owner. EJF Capital LLC is the sole member and manager of each of EJF Financial Services GP, LLC and EJF Financial Opportunities GP, LLC, and may be deemed to share beneficial ownership of the shares of our common stock of which such entities may share beneficial ownership.

EJF Capital LLC also serves as the investment manager of EJF Financial Opportunities Master Fund, LP and various other managed accounts and may be deemed to share beneficial ownership of the shares of our common stock of which EJF Financial Opportunities Master Fund, LP is the record owner and the 105,336 shares of our common stock of which the various other managed accounts are the record owners. Emanuel J. Friedman is the controlling member of EJF Capital LLC and may be deemed to share beneficial ownership of the shares of Common Stock over which EJF Capital LLC may share beneficial ownership.

(7)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC by specific dates. Based on representations of its directors and executive officers and copies of the reports that they have filed with the SEC, we believe that all of these filing requirements were satisfied by the Company’s directors and executive officers during the year ended December 31, 2014, with the exception of an inadvertent late filing of a Form 4 for Bridge Equities III, LLC in November 2014.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this report.

Pat Richter, Chair

Richard A. Bergstrom

Martin S. Friedman

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of the Compensation Committee’s philosophy, process, structure, and objectives in designing the Company’s compensation programs as well as the compensation determinations relating to our named executive officers, which we also sometimes refer to as “executives” in this section. It also explains the structure and rationale associated with each material element of total compensation of our executives.

This discussion also provides important context for the compensation and more detailed disclosure tables that follow for our named executive officers.

Financial Highlights

Anchor BanCorp Wisconsin Inc. completed a sound, strong, and profitable year in 2014. We move ahead from a stronger base that enhances further growth opportunities through organic and external channels, and serves as a solid foundation for continued success going forward. Our management team remained disciplined in its focus on capital, credit and efficiency. Highlights include:

•	Net income of $14.6 million or $1.60 per diluted common share;

•	Asset quality improvement, with non-performing loans and real estate owned declining by over $60 million during the year;

•	Return on Average Assets (“ROAA”) of 0.69%;

•	Successful initial public offering, having been priced at $26.00 per share, opened at $28.00 and ended the year at $34.44, representing a 32.46% increase from the offering price; and

•	Capital ratios at the Bank increased with Tier 1 capital at 10.43% and total risk-based capital at 18.25% as of December 31, 2014.

Key Compensation Outcomes

Compensation outcomes for 2014 reflect a structural change from prior years. Prior to September 1, 2014, our named executive officers received a base salary only, with no opportunity for performance-based pay. This prior pay structure was due to the compensation prohibitions stemming from the Company’s participation in the Capital Purchase Program of the Troubled Asset Relief Program, as well as compensation prohibitions stemming from the Company’s and the Bank’s regulatory enforcement actions.

Following the Reorganization and termination of regulatory enforcement actions, in August 2014, the Board approved new cash incentive and long-term equity incentive plans for our executives to ensure that executive compensation reflects the Company’s performance, supports stockholder value creation and is aligned with the Company’s long-term safety and soundness standards. Accordingly, compensation outcomes for 2014 reflect the Company’s strong performance during the year, as determined by the Committee and approved by the Board, and include cash and equity awards above targeted performance levels as determined by the Company’s cash incentive and long-term equity incentive plans

•	Salaries: The Committee implemented salary level adjustments in September 2014 based upon the review and evaluation of peer group data as presented by McLagan, a division of Aon Hewitt. In most instances, salaries were reduced in connection with the approval and implementation of the cash incentive and long-term equity incentive plans, as the Company had previously been unable to offer any incentive plans due to regulatory restrictions.

•	Cash Incentives: 2014 Company results exceeded target performance goals for net income, ROAA, classified assets ratio, and strategic initiatives. As a result, the Committee and Board approved cash incentives of 146% of target payout levels.

•	Long Term Incentives:

•	The Board approved restricted stock awards in August 2014 based upon Company and executive performance in 2013. Award amounts were determined based on the Board’s assessment of Company and individual performance for 2013 and included special grants to the executives based upon Company and executive performance in 2013, primarily attributable to achieving the recapitalization of the Company.

•	The Board approved restricted stock awards in 2015 based upon Company performance above target performance levels in 2014, exceeding performance goals for net income, ROAA, classified asset ratio and strategic initiatives. Restricted stock awards were approved at 150% of target opportunity.

Executive Compensation Philosophy

The Compensation Committee believes that its principal responsibility is to ensure that the Company’s compensation practices support the retention of qualified management and to focus management on achieving business and financial goals intended to increase shareholder returns and drive sustained value creation without promoting excessive risk-taking. The Committee believes that overall compensation should reflect compensation levels of comparable executives at peer institutions while also taking into account individual responsibilities and contributions to the Company’s overall performance as measured by profitability, progress made toward achieving long-term strategic objectives, and the market price of the Company’s stock.

In line with its pay-for-performance philosophy, the Committee believes that executives whose companies have performed well should be better compensated than executives whose companies have performed poorly. As such, the Company has generally targeted base salaries between the 50th and 75th percentile of the peer group, provided competitive cash incentive opportunities when the Company performs well, and stock compensation that rewards management for long-term success. The Company has not emphasized tenure-based compensation such as defined benefit pension plans and SERPs. The Committee considers such forms of compensation to be misaligned with shareholder interests because it believes these forms of compensation generally reward tenure instead of performance. In short, the executives are accountable for the performance of the Company and the Committee has designed the compensation program to reflect this.

Regulatory Impact on Compensation

As a publicly traded financial institution, the Company must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require the Company and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance. While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment in our compensation decisions is not a recent development.

As a publicly traded corporation, the Company is also subject to the Securities and Exchange Commission’s rules regarding risk assessment. Those rules require us to determine whether any of our existing incentive compensation plans, programs or arrangements create risks that could have a material adverse effect on the Company.

Role of the Compensation Committee

The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for executive officers and directors of the Company. The Compensation Committee completed the following actions relative to 2014 executive compensation:

•	Developed and approved the Company’s compensation philosophy;

•	Reviewed and approved the compensation peer group;

•	Reviewed the Compensation Committee Charter;

•	Reviewed and approved the 2014 Corporate Performance Goals;

•	Reviewed base salaries in the context of McLagan’s compensation study, used to help establish 2014 salaries;

•	Developed and adopted a new annual cash incentive plan, which was subsequently approved by the Board;

•	Developed and adopted the Company’s 2014 Omnibus Incentive plan, which was subsequently approved by and Board and stockholders;

•	Reviewed and approved equity awards based on 2013 performance to named executive officers;

•	Reviewed and approved cash incentive payments based on 2014 performance for named executive officers;

•	Reviewed and approved equity awards based on 2014 performance to named executive officers; and

•	Reviewed and approved employment agreements for named executive officers.

Role and Relationship of the Compensation Consultant

As permitted by the Compensation Committee charter, the Committee periodically engages an independent outside compensation consultant to advise the Committee on executive compensation matters. In October 2013 the Committee retained McLagan, an Aon Hewitt company, to provide independent executive compensation advice and market compensation information. During late 2013 and throughout the first half of 2014, McLagan assisted the Compensation Committee with the following initiatives, used to support compensation decisions for both 2013 and 2014:

•	Recommend a peer group of institutions for compensation benchmarking;

•	Perform a total compensation review for the top 17 executives and officers (CEO, EVPs and SVPs) and compiled information relating to executive compensation from peer banks. Provide recommendations to the Committee regarding salaries and the appropriate level of cash incentives and equity awards;

•	Develop and design a performance-based annual cash incentive plan and provide recommendations in terms of competitive market practices and regulatory compliance;

•	Develop and design a performance-based long-term (equity) incentive plan structure for the Company to ensure consistency with regulatory guidelines and competitiveness with industry norms;

•	Conduct a comprehensive review of existing executive employment agreements for the executives, including a comparative analysis to industry best practices and peer banks, and provide recommendations for new agreements going forward; and

•	Conduct a Board of Directors total compensation review and provide recommendations in terms of competitive market practices and regulatory compliance.

The Committee reviewed and evaluated McLagan’s analysis and recommendations alongside other factors when making compensation decisions affecting the Company’s 2014 executive compensation program and when submitting its own recommendations to the Board on these matters.

Pursuant to the terms of its retention, McLagan reported directly to the Compensation Committee, which retains sole authority to select, retain, terminate, and approve the fees and other retention terms of its relationship with McLagan. McLagan did not provide any services outside those related to executive compensation and the Committee approved all projects completed by McLagan.

In 2014, the Compensation Committee reviewed its relationship with McLagan and considered McLagan’s independence in light of all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934. The Compensation Committee received a report from McLagan addressing its independence, including the following factors: (1) other services provided to the Company by McLagan; (2) fees paid by the Company as a percentage of McLagan’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Compensation Committee; (5) any Company stock owned by the senior advisors; and (6) any business or personal relationships between the executives and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan’s senior advisors involved in the engagements did not raise any conflict of interest.

Role of Management

The CEO assists the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. As requested by the Compensation Committee, the CEO participates in Committee meetings to discuss executive compensation, evaluate the performance of both the Company and individual executives, and provide pertinent financial, or operational information, however, the CEO does not participate in discussions or decisions regarding his own compensation. The CEO provides his insights and suggestions regarding compensation, but only Compensation Committee members vote on executive compensation decisions and other Company compensation matters under their purview for recommendation to the Board of Directors. Certain members of our management team, particularly the SVP-Human Resources, may participate in the Compensation Committee meetings to provide information to the Committee on an as-needed basis.

In 2014, the CEO made recommendations to the Committee regarding base salaries, incentive goals, and long-term equity awards for executives other than himself. The Committee retained discretion to approve or modify recommendations prior to approval or, in the case of long-term equity awards, prior to presentation before the Board of Directors for approval. The Committee discussed the CEO’s recommendations with him, but made final deliberations in executive session, without the CEO, or any members of management present.

Balancing Profitability and Risk

The Compensation Committee is responsible for establishing incentive plans for executive officers that achieve an appropriate balance between Company results and risk. The Committee recognizes that the business of banking inherently requires that the Company take on certain risks—in its lending activities, its depository activities, its investing activities, as well as many other facets of the traditional banking business. For instance, every loan made represents the extension of “risk” in exchange for a return in the form of interest paid by the customer to the bank. However, the Company recognizes that if incentive compensation is tied disproportionately to short-term performance metrics or if proper controls and balances are not in place, there is some possibility that executives might be induced to take on excessive risk in pursuit of short-term gains, which would result in an undesirable risk/return balance.

To help ensure that incentive plans appropriately balance profitability and risk, at each Committee meeting, the Committee regularly reviews the Company’s incentive plans in accordance with the final joint guidance issued by banking regulators regarding compensation risk. In support of its risk management goal, the Committee noted that the Company has established a compensation philosophy that balances short-term incentives paid for achieving strong short-term results with long-term stock incentives whose value would be negatively impacted by loan losses in the long-run. In addition, the executive incentive plans are viewed against the backdrop of asset quality and capital levels to help ensure that executives appropriately balance return and risk. The connection to asset quality and capital also help ensure that incentives are appropriate and justifiable in the context of the Company’s overall financial condition. If asset quality or capital levels deteriorate below thresholds prescribed by the Board, incentives would be reduced or eliminated.

Upon due consideration of these items, the Committee believes that the Company’s incentive plans are designed in such a way as to encourage executives to take only prudent levels of risk in the pursuit of strong performance on behalf of shareholders. Furthermore, it believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.

Competitive Benchmarking and Peer Group

In establishing executive compensation benchmarks and objectives, the Compensation Committee compares our performance to that of a peer group of publicly traded financial institutions of similar asset size and which are engaged in similar lines of business.

Our peer group for 2014 included 19 bank and thrift holding companies listed below that range in asset size from $1.8 billion to $5.6 billion.

		Total
Company Name	Ticker	Assets (1)
		(In Thousands)
1st Source Corporation	SRCE	$4,820.8
Bank Mutual Corporation	BKMU	$2,327.1
Enterprise Financial Services Corp.	EFSC	$3,209.6
First Busey Corporation	BUSE	$3,520.9
First Defiance Financial Corp.	FDEF	$2,151.1
First Financial Corp.	THFF	$3,056.8
First Merchants Corporation	FRME	$5,591.4
German American Bancorp Inc.	GABC	$2,205.9
Great Southern Bancorp Inc.	GSBC	$3,909.4
Heartland Financial USA, Inc.	HTLF	$5,934.8
Hills Bancorp	HBIA	$2,308.3
Horizon Bancorp	HBNC	$2,037.0
Independent Bank Corporation	IBCP	$2,239.9
Lakeland Financial Corp.	LKFN	$3,355.9
Mainsource Financial Group	MSFG	$2,900.0
MidWest One Financial Group, Inc.	MOFG	$1,812.6
Old Second Bancorp Inc.	OSBC	$2,033.1
Peoples Bancorp Inc.	PEBO	$2,433.8
QCR Holdings Inc.	QCRH	$2,450.6

Anchor BanCorp Wisconsin Inc. (2)	ABCW	$2,082.4

(1)	Reflects most recently published data for all peer companies as of September 30, 2014.
(2)	As of December 31, 2014.

Discussion of Executive Compensation Components

Compensation Element	Purpose	Link to Performance	Fixed/Performance Based	Short/Long- Term Focus
Base Salary	Attracts and retains executives through market-competitive base pay	Based on individual performance	Fixed	Short-Term

Cash Incentives	Encourages achievement of strategic and financial performance metrics that drive near-term stockholder value	Quantitatively ties the executive’s compensation directly to factors that are judged important to the success of the Company and within each executive’s own sphere of influence. NEOs share common goals measuring profitability, ROAA, classified assets ratio goals and strategic initiatives	Performance Based	Short-Term

Long-Term Incentive Awards	Aligns long-term interests of executives and shareholders while creating a retention incentive through multi-year vesting	Award amounts are based partially on the achievement of predefined quantitative Company performance goals and partially on the Board’s subjective evaluation of the achievement of predefined qualitative performance goals. Resulting awards are designed to maintain a link to the long-term interests of stockholders and emphasize long-term demonstrated financial performance through a tie to the Company’s stock price	Performance Based	Long-Term

Other Compensation	Includes health and welfare benefits under employer-wide programs and executive perquisites, which are the same as those provided to all employees.		Fixed	Short-Term

Base Salary

The Compensation Committee reviews salaries of the peer group, but always bases determinations on the qualifications, experience and performance of the individual executives and value of the position to the organization. Salary adjustments have historically coincided with the timing of periodic market compensation studies.

In 2014, the Committee reviewed the performance of individual executives within the scope of their own responsibilities in the Company. The CEO’s performance was evaluated based upon the performance of the Company as a whole. The Committee also reviewed the results of the market compensation study performed by

McLagan and noted that the salaries for the executives were generally above the median of the peers. The observation was not surprising due to incentive compensation prohibitions stemming from the Company’s participation in the Capital Purchase Program of the Troubled Asset Relief Program, as well as compensation prohibitions stemming from the Company’s and the Bank’s regulatory enforcement actions. The Committee requested that McLagan provide recommended salary levels which would be competitive and compliment a comprehensive performance-based compensation structure, which served as a starting point in the Committee’s decision process surrounding salary levels going forward.

After reviewing the salaries recommended by McLagan and in connection with the implementation of a comprehensive, performance-based incentive structure, the Committee recommended that the Board decrease salaries from their prior levels, except in the case of Mr. James who was taking on additional duties. The overall positioning of the new salary levels improved comparisons to market. The Committee implemented these changes following the termination of all regulatory enforcement actions, which final regulatory enforcement action was terminated on July 31, 2014. The Board approved the following salaries:

Name	Title	Annual Salary Rate through August 31, 2014	Annual Salary Rate beginning September 1, 2014
Chris M . Bauer	President & CEO	$700,000	$500,000
Thomas G. Dolan	EVP-Chief Operating Officer	$432,000	$350,000
William T. James	SVP-Chief Financial Officer	$147,000	$160,000
Martha M. Hayes	EVP-Chief Risk Officer	$432,000	$330,000
Scott M. McBrair	EVP-Chief Retail Banking Officer	$432,000	$330,000
Mark D. Timmerman	EVP-General Counsel and Secretary	$240,000	$200,000

Cash Incentives

The Company’s cash incentive plan is designed to motivate executives to achieve the Company’s annual corporate performance goals by tying a portion of compensation directly to factors that will create both short-term and long-term value to the Company’s stockholders.

During 2014, with the assistance of McLagan, the Board determined that quantitative performance measures of net income, return on average assets, classified asset ratio, and qualitative strategic performance measures that included completion of the public offering, sale of the Bank’s headquarters building, reorganization of the retail lending group, transformation of the branch distribution system, and continued regulatory compliance represented the best performance measures of the Company’s success on behalf of its stockholders, with the quantitative performance measures of net income, return on average assets, and classified asset ratio counting towards 75% of the overall corporate performance measurement in the cash incentive plan for executives as follows:

		2014 Performance Ranges
Measure	Weighting	Threshold	Target	Maximum	2014 Results
Quantitative Performance Measures
Net Income (1)	30%	$8,032	$10,040	$12,048	$13,930
Core ROAA (1)	20%	0.38%	0.47%	0.56%	0.61%
Classified Assets Ratio	25%	55%	49%	43%	35%

Strategic Performance Measures
Successful completion of Public Offering	5%	4%	5%	8%	8.00%
Sale of headquarters building	5%	4%	5%	8%	6.25%
Reorganization of Retail Lending Group	5%	4%	5%	8%	8.00%
Branch system transformation	5%	4%	5%	8%	8.00%
Continued regulatory compliance	5%	4%	5%	8%	6.25%

(1)	Quantitative Performance Measures and 2014 results are exclusive of the impact of the sale of the corporate headquarters.

The payouts for all named executive officers are weighted 100% on achievement of corporate performance goals for awards pursuant to the Company’s cash incentive plan, with the exception of Mr. James whose payout is weighted 75% on corporate performance goals and 25% for business unit performance. In order to transition between the prior salary annual levels and the reduced annual salary levels described above and associated with a comprehensive, performance-based incentive structure which further supports the retention of key executives, the Committee approved that two-thirds and one-half of the annual cash incentive at the target payout level would be guaranteed to the executive and received in equal installments throughout the remaining payroll year in 2014 and full payroll year in 2015, respectively. Beyond 2015, there is no guarantee of cash incentive to the executives.

Results

In February 2015, the Committee met and determined the degree to which the quantitative and strategic performance goals were achieved in 2014. The Committee recommended to the Board, and the Board approved the following cash incentive payouts at 146% of target. As previously described and detailed in the summary compensation table below, two-thirds of the cash incentive payout at the target performance level was received by the executive in 2014, with the difference to be paid to the executive in March 2015.

Name	Cash incentive award Opportunity as % of Salary			Actual 2014 Award
	Threshold	Target	Maximum	(% of Salary)	($) (1)
Chris M . Bauer	40.0%	50.0%	75.0%	73.0%	365,000
Thomas G. Dolan	32.0	40.0	60.0	58.4	204,400
William T. James	24.0	30.0	45.0	43.8	70,080
Martha M . Hayes	28.0	35.0	52.5	51.1	168,630
Scott M . McBrair	28.0	35.0	52.5	51.1	168,630
Mark D. Timmerman	24.0	30.0	45.0	43.8	87,600

(1)	As previously discussed, two-thirds of the target cash incentive payout will be subtracted from the above numbers, with the difference being received by the executive in March 2015.

Long-term Incentives

The Company believes in structuring its compensation plans to reflect an appropriate balance between short-term incentive compensation that rewards management for maintaining strong current financial performance and long-term incentive compensation that rewards management for increases in the long-term underlying value of the Company. The Company also recognizes the importance of maintaining a stable and qualified management team to the long-term success of the institution. To support these objectives, the Company provides the executives with the opportunity to receive equity-based awards solely in the form of restricted stock.

Restricted stock rewards executives for long-term stock price increases and preserves alignment with stockholders throughout all stock price performance conditions—both above and below the price on the date of grant. The Board has established a three-year, pro-rata vesting period on all restricted stock awards to encourage the executive to remain a part of and contribute to the Company’s long-term success. In the event an executive leaves the Company’s employment prior to the completion of a vesting period, those shares are forfeited, except for the special long-term equity incentive award detailed below which would fully vest in the situation of termination without cause or by the executive for good reason. The Compensation Committee has adopted a general practice of providing long-term incentive awards to executives annually in conjunction with the payment of annual cash incentives and based on achievement of predefined quantitative and qualitative long-term incentive plan goals and the executive in the previous year, typically at the end of March of each year.

Both the long-term incentive awards based upon 2013 performance, which performance was determined at the target level due to the achievement of the Recapitalization, and the special long-term incentive awards were granted on August 15, 2014. The first third of such awards begin vesting on March 31, 2015, except in the case of Mr. Bauer whose first one-third of restricted stock awards vested on December 31, 2014. The long-term incentive awards based upon 2014 performance will be granted on March 31, 2015 and will be valued based upon the fair market value of the stock on such date.

The Board approves annual long-term equity incentive awards to the executives based on formalized goal achievement and executive performance as determined by the Committee. The 2014 grants were awarded due to the achievement of the recapitalization of the Company. Going forward, the performance measurements used to determine the annual long-term equity incentive awards will typically mirror the quantitative and qualitative performance measurements annually approved by the Board and used to determine cash incentives—presently and primarily, net income, return on average assets and classified asset ratio. The performance measurements may change from year to year, depending on the Board’s direction to management to drive Company performance and stockholder value. In this way, the value ultimately delivered to executives through long term equity incentive awards is based both on annual performance (determines value at grant) and long-term stock price performance (determines realizable value).

Results

The tables below show long-term equity incentive awards for fiscal 2013 performance, special long-term equity incentive awards, and approved long-term equity incentive awards for 2014 performance, the latter of which will be awarded at the end of March 2015. Fiscal 2013 performance was determined by the Committee and approved by the Board at the level of target, the value of which ultimately ended up reflecting a slightly higher dollar value than target due to the increase in fair market value on grant date. Special long term equity incentive awards were made to the named executive officers, excepting Mr. James, at the rate of two times the annual long-term incentive award opportunity at the target award level, and were subjectively based upon the considerable effort expended and results achieved in connection with the Reorganization. 2014 awards were determined by the Committee and approved by the Board at the maximum level, or 150% of target opportunity.

Total Long-Term Incentive Award Opportunity as % of Salary for fiscal 2013 results

Name	Threshold	Target	Maximum	% of Salary	# Restricted Shares	Grant Date (8/15/14) Fair Market Value ($)
Chris M . Bauer	40.0%	50.0%	75.0%	52.375%	12,500	$261,875
Thomas G. Dolan	32.0	40.0	60.0	36.000	6,000	125,700
William T. James	24.0	30.0	45.0	19.600	1,500	31,425
Martha M . Hayes	28.0	35.0	52.5	38.000	6,000	125,700
Scott M . McBrair	28.0	35.0	52.5	38.000	6,000	125,700
Mark D. Timmerman	24.0	30.0	45.0	31.400	3,000	62,850

Special Long-Term Equity Incentive Award

Name	% of Salary	# of Restricted Shares	(8/15/14) Fair Market Value ($)
Chris M . Bauer	105%	25,000	$523,750
Thomas G. Dolan	72	12,000	251,400
William T. James	—	—	—
Martha M . Hayes	76	12,000	251,400
Scott M . McBrair	76	12,000	251,400
Mark D. Timmerman	63	6,000	125,700

Total Long-Term Incentive Award Opportunity as % of Salary for fiscal 2014 results

Name	Threshold	Target	Maximum	% of Salary	Dollar value of award	# of Restricted Shares
Chris M . Bauer	40.0%	50.0%	75.0%	75.0%	$375,000	*
Thomas G. Dolan	32.0	40.0	60.0	60.0	210,000	*
William T. James	20.0	25.0	37.5	37.5	60,000	*
Martha M . Hayes	28.0	35.0	52.5	52.5	173,250	*
Scott M . McBrair	28.0	35.0	52.5	52.5	173,250	*
Mark D. Timmerman	24.0	30.0	45.0	45.0	90,000	*

*	To be determined based upon fair market value of share price on March 31, 2015

Other Benefits and Perquisites

We offer various fringe benefits to all of our employees, including medical, dental, vision, group life, accidental death and dismemberment and long-term disability insurance. We provide individual coverage to employees and their dependents, with the employee being responsible for a portion of the premium. In addition, solely for our CEO, we pay for his use of a Company-owned automobile. The Compensation Committee believes this benefit is appropriate and assists the executive in fulfilling his employment obligations.

Other General Employee Benefits

Executive officers are eligible to participate in all employee benefit plans that are available to eligible employees generally, including 401(k) matching contributions.

Clawback Policy

The Company’s CEO and CFO are currently subject to the Sarbanes-Oxley clawback provision which provides that if an issuer “is required to prepare an accounting restatement due to material noncompliance of the issuer, as a result of misconduct, with any financial reporting requirement under the securities laws,” the CEO and CFO shall reimburse the issuer for any bonus or other incentive-based or equity-based compensation received, and any profits realized from the sale of the securities of the issuer, during the year following issuance of the original financial report.

Employment Agreements and Change in Control Agreements

We are currently party to employment agreements or arrangements with our named executive officers (“NEO(s)”). These agreements or arrangements with the NEOs are customary in the banking industry and for public companies in general and we believe they are important for gaining assurances that the primary individuals responsible for leading us remain employed by and committed to the Company.

We are party to severance agreements with certain other non-executive officers, which provide for certain financial protection in the event of termination of employment following a change in control. We believe these agreements are important from both a retention standpoint as well as to provide us with some degree of assurance that executives will remain focused on operating our business and insuring a smooth transition in the event of a change-in-control despite personal uncertainty and disruption arising from the circumstances.

Chris M. Bauer

Chris M. Bauer has been retained as our President and Chief Executive Officer and Chief Executive Officer of the Bank since 2009. On September 5, 2014, we and the Bank entered into a three-year employment agreement, retaining Mr. Bauer as President and Chief Executive Officer of each of the Company and the Bank through September 5, 2017. The employment agreement provides for a salary of $500,000 per year. As consideration for entering into the employment agreement, Mr. Bauer received a one-time signing bonus of $100,000. If Mr. Bauer voluntarily resigns, he is required to provide the Bank with thirty days advance written notice. If he resigns, he will be entitled to receive only his base salary and benefits as accrued through the effective date of such resignation and will forfeit any unpaid bonuses and any unaccrued or nonvested benefits. Upon termination by the executive for good reason, Mr. Bauer is entitled to receive immediate vesting of the special restricted stock awards, but not any other unvested restricted stock awards. Upon termination of employment for cause, Mr. Bauer is entitled to receive only compensation or benefits accrued prior to his termination date. Upon termination of employment without cause, death or disability, Mr. Bauer is entitled to receive, (i) immediate vesting of all awards of restricted stock granted under the Anchor BanCorp Wisconsin Inc. 2014 Omnibus Incentive Plan, (ii) compensation or benefits accrued prior to his termination date, (iii) an amount equal to two times the aggregate of (x) the then current base salary per annum and (y) Mr. Bauer’s target annual bonus payout value for the calendar year in which Mr. Bauer’s employment terminates and (iv) payment or reimbursement of monthly premiums for COBRA continuation coverage for Mr. Bauer and the members of his family who are qualified beneficiaries for eighteen months following his employment termination date. If the Office of the Comptroller of the Currency (“OCC”) or Federal Deposit Insurance Company (“FDIC”) requires Mr. Bauer’s agreement to be terminated, all our obligations and obligations of the Bank shall be terminated, except with respect to any previously vested rights. If the OCC or FDIC requires Mr. Bauer’s agreement to be suspended, our obligations and the Bank’s obligations shall be suspended; provided that if the suspension is lifted or charges dismissed, Mr. Bauer shall receive all compensation withheld during the suspension.

In the event of a change in control, Mr. Bauer’s employment agreement, other than Appendix A, shall lapse and the provisions of Appendix A will apply in its place. Under Appendix A, Mr. Bauer will enter into a new, three-year term of employment commencing on the date of a change in control. Appendix A provides that Mr. Bauer will receive (i) an annual base salary of not less than twelve times his highest monthly base salary for the twelve-month period immediately preceding the month in which the change in control occurs, (ii) the immediate vesting of any restricted stock, (iii) the immediate vesting of any stock options, (iv) the payment of any performance awards granted to him pursuant to the long-term incentive plan, on a pro-rated basis and (v) an amount equal to his annual incentive target bonus for the year in which the change in control occurs. In the event that his employment is terminated during the three year period following a change in control, he will receive (i) 2.99 times the sum of (x) his annual base salary plus (y) his annual incentive bonus, (ii) outplacement services, to be provided by a nationally recognized executive placement firm, until the end of the first calendar year following the calendar year in which the termination occurs, provided that the cost shall not exceed 5% of his annual base salary (iii) life insurance, medical and dental coverage for the duration of the three-year period following a change in control, or until he becomes covered under new employment and (iv) the immediate vesting of any benefits under his retirement plans that include vesting provisions to the extent permitted without jeopardizing the tax-qualified status or legal compliance of such plans.

Thomas G. Dolan

Thomas G. Dolan is our Executive Vice President and Chief Operating Officer and the Bank’s Executive Vice President and Chief Operating Officer. Effective September 3, 2014, we and the Bank entered into a two year employment agreement, replacing the ongoing terms of a prior arrangement. Mr. Dolan will receive a salary of $350,000 per year. Upon termination by the executive for good reason, Mr. Dolan is entitled to receive immediate vesting of the special restricted stock awards, but not any other unvested restricted stock awards. Upon termination of employment for cause, or due to Mr. Dolan voluntarily terminating his employment other than for good reason, Mr. Dolan is entitled to receive only accrued benefits. Upon termination of employment without cause (as defined in the employment agreement), (i) the special award of restricted stock under the Anchor Bancorp Wisconsin Inc. 2014 Omnibus Incentive Plan will become fully vested upon the effective date of Mr. Dolan’s termination of employment, (ii) he will receive an amount equal to the aggregate of (x) Mr. Dolan’s then current base salary per annum and (y) Mr. Dolan’s target annual bonus payout value for the calendar year in which Mr. Dolan’s employment terminates, and (iii) he will also be entitled to payment or reimbursement of monthly premiums for COBRA continuation coverage for Mr. Dolan and the members of his family who are qualified beneficiaries for eighteen months following his employment termination date. If the OCC or FDIC requires Mr. Dolan’s agreement to be terminated, all of our obligations and the obligations of the Bank shall be terminated, except with respect to any previously vested rights. If the OCC or FDIC requires Mr. Dolan’s agreement to be suspended, our obligations and the Bank’s obligations shall be suspended; provided that if the suspension is lifted or charges dismissed, Mr. Dolan shall receive all compensation withheld during the suspension.

In the event of a change in control, Mr. Dolan will continue to be employed for a period of two years from the date of the change in control. During this period Mr. Dolan will receive (i) an annual base salary of not less than twelve times his highest monthly base salary for the twelve-month period immediately preceding the month in which the change in control occurs, (ii) the immediate vesting of any restricted stock, (iii) the immediate vesting of any stock options, (iv) the payment of any performance awards granted to him pursuant to the long-term incentive plan, on a pro-rated basis and (v) an amount equal to his annual incentive target bonus for the year in which the change in control occurs. In the event that his employment is terminated during the two year period following a change in control, he will receive (i) two times the sum of (x) his annual base salary plus (y) his annual incentive bonus, (ii) outplacement services, to be provided by a nationally recognized executive placement firm, until the end of the first calendar year following the calendar year in which the termination occurs, provided that the cost shall not exceed 5% of his annual base salary (iii) life insurance, medical and dental coverage for the duration of the three year period following a change in control, or until he becomes covered under new employment and (iv) the immediate vesting of any benefits under his retirement plans that include vesting provisions to the extent permitted without jeopardizing the tax-qualified status or legal compliance of such plans.

Martha M. Hayes

Martha M. Hayes is the Bank’s Executive Vice President—Chief Risk Officer. Effective September 5, 2014, we and the Bank entered into a two year employment agreement, replacing the ongoing terms of a prior arrangement. Ms. Hayes will receive a salary of $330,000 per year. Upon termination by the executive for good reason, Ms. Hayes is entitled to receive immediate vesting of the special restricted stock awards, but not any other unvested restricted stock awards. Upon termination of employment for cause, or due to Ms. Hayes voluntarily terminating her employment other than for good reason (as defined in the employment agreement), Ms. Hayes is entitled to receive only accrued benefits. Upon termination of employment without cause, (i) the special award of restricted stock under the Anchor Bancorp Wisconsin Inc. 2014 Omnibus Incentive Plan will become fully vested upon the effective date of Ms. Hayes’ termination of employment, (ii) she will receive an amount equal to the aggregate of (x) Ms. Hayes’ then current base salary per annum and (y) Ms. Hayes’ target annual bonus payout value for the calendar year in which Ms. Hayes’ employment terminates, and (iii) she will also be entitled to payment or reimbursement of monthly premiums for COBRA continuation coverage for Ms. Hayes and the members of her family who are qualified beneficiaries for eighteen months following her employment termination date. If the OCC or FDIC requires Ms. Hayes’ agreement to be terminated, all of our obligations and the obligations of the Bank shall be terminated, except with respect to any previously vested rights. If the OCC or FDIC requires Ms. Hayes’ agreement to be suspended, our obligations and the Bank’s obligations shall be suspended; provided that if the suspension is lifted or charges dismissed, Ms. Hayes shall receive all compensation withheld during the suspension.

In the event of a change in control, Ms. Hayes will continue to be employed for a period of two years from the date of the change in control. During this period, Ms. Hayes will receive (i) an annual base salary of not less than twelve times her highest monthly base salary for the twelve-month period immediately preceding the month in which the change in control occurs, (ii) the immediate vesting of any restricted stock, (iii) the immediate vesting of any stock options, (iv) the payment of any performance awards granted to her pursuant to the long-term incentive plan, on a pro rated basis and (v) an amount equal to her annual incentive target bonus for the year in which the change in control occurs. In the event that her employment is terminated during the two year period following a change in control, she will receive (i) two times the sum of (x) her annual base salary plus (y) her annual incentive bonus, (ii) outplacement services, to be provided by a nationally recognized executive placement firm, until the end of the first calendar year following the calendar year in which the termination occurs, provided that the cost shall not exceed 5% of her annual base salary (iii) life insurance, medical and dental coverage for the duration of the three year period following a change in control, or until she becomes covered under new employment and (iv) the immediate vesting of any benefits under her retirement plans that include vesting provisions to the extent permitted without jeopardizing the tax-qualified status or legal compliance of such plans.

William T. James

William T. James is the Senior Vice President, Chief Financial Officer and Treasurer of the Company and the Bank. Effective September 3, 2014, we and the Bank entered into a two year employment agreement, replacing the ongoing terms of a prior arrangement. Per the agreement, Mr. James receives a salary of $160,000 per year. Upon termination by the executive for good reason, Mr. James is entitled to receive immediate vesting of the special restricted stock awards, but not any other unvested restricted stock awards. Upon termination of employment for cause, or due to Mr. James voluntarily terminating his employment other than for good reason (as defined in the employment agreement), Mr. James is entitled to receive only accrued benefits. Upon termination of employment without cause, (i) he will receive an amount equal to the aggregate of (x) Mr. James’s then current base salary per annum and (y) Mr. James’s target annual bonus payout value for the calendar year in which Mr. James’s employment terminates, and (ii) he will also be entitled to payment or reimbursement of monthly premiums for COBRA continuation coverage for Mr. James and the members of his family who are qualified beneficiaries for eighteen months following his employment termination date. If the OCC or FDIC requires Mr. James’s agreement to be terminated, all of our obligations and the obligations of the Bank shall be terminated, except with respect to any previously vested rights. If the OCC or FDIC requires Mr. James’s agreement to be suspended, our obligations and the Bank’s obligations shall be suspended; provided that if the suspension is lifted or charges dismissed, Mr. James shall receive all compensation withheld during the suspension.

In the event of a change in control, Mr. James will continue to be employed for a period of two years from the date of the change in control. During this period, Mr. James will receive (i) an annual base salary of not less than twelve times his highest monthly base salary for the twelve-month period immediately preceding the month in which the change in control occurs, (ii) the immediate vesting of any restricted stock, (iii) the immediate vesting of any stock options, (iv) the payment of any performance awards granted to him pursuant to the long-term incentive plan, on a pro-rated basis and (v) an amount equal to his annual incentive target bonus for the year in which the change in control occurs. In the event that his employment is terminated during the two year period following a change in control, he will receive (i) two times the sum of (x) his annual base salary plus (y) his annual incentive bonus, (ii) outplacement services, to be provided by a nationally recognized executive placement firm, until the end of the first calendar year following the calendar year in which the termination occurs, provided that the cost shall not exceed 5% of his annual base salary (iii) life insurance, medical and dental coverage for the duration of the three year period following a change in control, or until he becomes covered under new employment and (iv) the immediate vesting of any benefits under his retirement plans that include vesting provisions to the extent permitted without jeopardizing the tax-qualified status or legal compliance of such plans.

Scott M. McBrair

Scott M. McBrair is the Bank’s Executive Vice President—Chief Retail Banking Officer. Effective September 5, 2014, we and the Bank entered into a two year employment agreement, replacing the ongoing terms of a prior arrangement. Mr. McBrair will receive a salary of $330,000 per year. Upon termination by the executive for good reason, Mr. McBrair is entitled to receive immediate vesting of the special restricted stock awards, but not any other unvested restricted stock awards. Upon termination of employment for cause, or due to Mr. McBrair voluntarily terminating his employment other than for good reason (as defined in the employment agreement), Mr. McBrair is entitled to receive only accrued benefits. Upon termination of employment without cause, (i) the special award of restricted stock under the Anchor Bancorp Wisconsin Inc. 2014 Omnibus Incentive Plan will become fully vested upon the effective date of Mr. McBrair’s termination of employment, (ii) he will receive an amount equal to the aggregate of (x) Mr. McBrair’s then current base salary per annum and (y) Mr. McBrair’s target annual bonus payout value for the calendar year in which Mr. McBrair’s employment terminates, and (iii) he will also be entitled to payment or reimbursement of monthly premiums for COBRA continuation coverage for Mr. McBrair and the members of his family who are qualified beneficiaries for eighteen months following his employment termination date. If the OCC or FDIC requires Mr. McBrair’s agreement to be terminated, all of our obligations and the obligations of the Bank shall be terminated, except with respect to any previously vested rights. If the OCC or FDIC requires Mr. McBrair’s agreement to be suspended, our obligations and the Bank’s obligations shall be suspended; provided that if the suspension is lifted or charges dismissed, Mr. McBrair shall receive all compensation withheld during the suspension.

In the event of a change in control, Mr. McBrair will continue to be employed for a period of two years from the date of the change in control. During this period, Mr. McBrair will receive (i) an annual base salary of not less than twelve times his highest monthly base salary for the twelve-month period immediately preceding the month in which the change in control occurs, (ii) the immediate vesting of any restricted stock, (iii) the immediate vesting of any stock options, (iv) the payment of any performance awards granted to him pursuant to the long-term incentive plan, on a pro-rated basis and (v) an amount equal to his annual incentive target bonus for the year in which the change in control occurs. In the event that his employment is terminated during the two year period following a change in control, he will receive (i) two times the sum of (x) his annual base salary plus (y) his annual incentive bonus, (ii) outplacement services, to be provided by a nationally recognized executive placement firm, until the end of the first calendar year following the calendar year in which the termination occurs, provided that the cost shall not exceed 5% of his annual base salary (iii) life insurance, medical and dental coverage for the duration of the three year period following a change in control, or until he becomes covered under new employment and (iv) the immediate vesting of any benefits under his retirement plans that include vesting provisions to the extent permitted without jeopardizing the tax-qualified status or legal compliance of such plans.

Mark D. Timmerman

Mark D. Timmerman is our Secretary and Executive Vice President—General Counsel and the Bank’s Secretary and Executive Vice President—General Counsel. Effective September 5, 2014, we and the Bank entered into a two year employment agreement, replacing the ongoing terms of a prior arrangement. Mr. Timmerman will receive a salary of $200,000 per year. Upon termination by the executive for good reason, Mr. Timmerman is entitled to receive immediate vesting of the special restricted stock awards, but not any other unvested restricted stock awards. Upon termination of employment for cause, or due to Mr. Timmerman voluntarily terminating his employment other than for good reason (as defined in the employment agreement), Mr. Timmerman is entitled to receive only accrued benefits. Upon termination of employment without cause, (i) the special award of restricted stock under the Anchor Bancorp Wisconsin Inc. 2014 Omnibus Incentive Plan will become fully vested upon the effective date of Mr. Timmerman’s termination of employment, (ii) he will receive an amount equal to the aggregate of (x) Mr. Timmerman’s then current base salary per annum and (y) Mr. Timmerman’s target annual bonus payout value for the calendar year in which Mr. Timmerman’s employment terminates, and (iii) he will also be entitled to payment or reimbursement of monthly premiums for COBRA continuation coverage for Mr. Timmerman and the members of his family who are qualified beneficiaries for eighteen months following his employment termination date. If the OCC or FDIC requires Mr. Timmerman’s agreement to be terminated, all of our obligations and the obligations of the Bank shall be terminated, except with respect to any previously vested rights. If the OCC or FDIC requires Mr. Timmerman’s agreement to be suspended, our obligations and the Bank’s obligations shall be suspended; provided that if the suspension is lifted or charges dismissed, Mr. Timmerman shall receive all compensation withheld during the suspension.

In the event of a change in control, Mr. Timmerman will continue to be employed for a period of two years from the date of the change in control. During this period Mr. Timmerman will receive (i) an annual base salary of not less than twelve times his highest monthly base salary for the twelve-month period immediately preceding the month in which the change in control occurs, (ii) the immediate vesting of any restricted stock, (iii) the immediate vesting of any stock options, (iv) the payment of any performance awards granted to him pursuant to the long-term incentive plan, on a pro-rated basis and (v) an amount equal to his annual incentive target bonus for the year in which the change in control occurs. In the event that his employment is terminated during the two year period following a change in control, he will receive (i) two times the sum of (x) his annual base salary plus (y) his annual incentive bonus, (ii) outplacement services, to be provided by a nationally recognized executive placement firm, until the end of the first calendar year following the calendar year in which the termination occurs, provided that the cost shall not exceed 5% of his annual base salary (iii) life insurance, medical and dental coverage for the duration of the three year period following a change in control, or until he becomes covered under new employment and (iv) the immediate vesting of any benefits under his retirement plans that include vesting provisions to the extent permitted without jeopardizing the tax-qualified status or legal compliance of such plans.

Security Ownership Guidelines

The Committee has not established any stock ownership guidelines for the NEOs and other senior officers, or for the Company’s outside directors.

Executive Compensation

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by us or our subsidiaries for services rendered in all capacities during the last year to our principal executive officer and our principal financial officer as well as our three other highest compensated executive officers (the “named executive officer(s)” or “NEO(s)”). On the Effective Date, pursuant to the Plan of Reorganization, all shares of the outstanding Legacy Common Stock, including shares held as treasury stock and in any stock incentive plans, were cancelled for no consideration. See Note 2 to the Consolidated Financial Statements in Item 8 in Form 10K.

SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (2)	Cash Incentive Compensation (3)	All Other Compensation ($) (5)	Total ($)
Chris M. Bauer	14-Dec	$500,000	$785,625	$266,668	$15,511	$1,567,804
President and Chief Executive Officer of the Company and the Bank	13-Dec	$500,000	$—	$—	$13,542	$513,542
	13-Mar	$615,000	$—	$—	$17,384	$632,384
	12-Mar	$767,500	$—	$—	$11,508	$779,008

Thomas G. Dolan	14-Dec	$350,000	$377,100	$93,333	$8,546	$828,979
Executive Vice President, Chief Operating Officer of the Company and the Bank	13-Dec	$303,500	$—	$—	$509	$304,009
	13-Mar	$358,750	$—	$—	$454	$359,204
	12-Mar	$385,000	$—	$—	$587	$385,587

William T. James (4)	14-Dec	$151,333	$31,425	$22,000	$4,450	$209,208
Senior Vice President—Chief Financial Officer and Treasurer of the Company and the Bank	13-Dec	$31,946	$—	$—	$—	$31,946

Martha M. Hayes	14-Dec	$330,000	$377,100	$77,000	$8,782	$792,882
Executive Vice President—Chief Risk Officer of the Bank	13-Dec	$313,500	$—	$—	$5,080	$318,580
	13-Mar	$400,500	$—	$—	$3,743	$404,243
	12-Mar	$432,000	$—	$—	$763	$432,763

Scott M. McBrair	14-Dec	$330,000	$377,100	$77,000	$9,853	$793,953
Executive Vice President—Retail Banking Group of the Bank	13-Dec	$303,500	$—	$—	$5,360	$308,860
	13-Mar	$358,750	$—	$—	$3,231	$361,981
	12-Mar	$301,667	$—	$—	$639	$302,306

Mark D. Timmerman	14-Dec	$200,000	$188,550	$40,000	$7,471	$436,021
Executive Vice President, Secretary, General Counsel of the Company and the Bank	13-Dec	$180,000	$—	$—	$5,692	$185,692
	13-Mar	$267,500	$51,793	$—	$2,440	$321,733
	12-Mar	$350,000	$248,480	$—	$774	$599,254

(1)	On December 18, 2013, the Board approved a change in the Company’s fiscal year end from March 31 to December 31. Compensation and benefit totals herein reflect nine months ended December 31, 2013.
(2)	2014 amounts reflects the dollar amounts recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718, of restricted stock awarded under our 2014 Omnibus Incentive Plan. Previous years include prior plans which have terminated. The assumptions used in the calculation of these amounts are included in the notes to the audited consolidated financial statements included elsewhere in this 10K. Market value of shares vesting during the year ended December 31, 2014 was $34.44 for all executives.
(3)	The amounts listed in “Cash Incentive Compensation” in the “Summary Compensation Table” above include $100,000 Employment Agreement signing bonus and $166,668 guaranteed portion of 2014 cash incentive that was paid in 2014 for Mr. Bauer; $93,333 guaranteed portion of 2014 cash incentive that was paid in 2014 for Mr. Dolan; $22,000 guaranteed portion of 2014 cash incentive that was paid in 2014 for Mr. James; $77,000 guaranteed portion of 2014 cash incentive that was paid in 2014 for Ms. Hayes; $77,000 guaranteed portion of 2014 cash incentive that was paid in 2014 for Mr. McBrair; and $40,000 guaranteed portion of 2014 cash incentive that was paid in 2014 for Mr. Timmerman.
(4)	Mr. James joined the Bank in October 2013 and effective September 3, 2014 was appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company and the Bank.

(5)	The amounts listed as “All Other Compensation” in the “Summary Compensation Table” above include Company contributions to the AnchorBank 401(k) Plan, life insurance premiums paid by the Company and the imputed personal use of Company-owned vehicles, if applicable, which are listed in the table below:

		Company Matching Contribution to 401(K) Plan	Life Insurance Premiums	Imputed Personal Use of Company- Owned Vehicles	Total
Chris M. Bauer	Dec-14	$9,333	$864	$5,314	$15,511
	Dec-13	3,128	674	9,740	13,542
	Mar-13	4,522	861	12,001	17,384

Thomas G. Dolan (1)	Dec-14	$7,983	$563	$—	$8,546
	Dec-13	—	509	—	509
	Mar-13	—	454	—	454

William T. James (1)	Dec-14	$4,245	$205	$—	$4,450
	Dec-13	—	—	—	—

Martha M. Hayes	Dec-14	$8,190	$592	$—	$8,782
	Dec-13	4,622	458	—	5,080
	Mar-13	3,028	715	—	3,743

Scott M. McBrair	Dec-14	$9,290	$563	$—	$9,853
	Dec-13	4,959	401	—	5,360
	Mar-13	2,691	540	—	3,231

Mark D. Timmerman	Dec-14	$7,125	$346	$—	$7,471
	Dec-13	5,356	336	—	5,692
	Mar-13	1,844	596	—	2,440

(1)	Effective September 3, 2014, the Board appointed Mr. Dolan as Executive Vice President and Chief Operating Officer of the Company and the Bank. Mr. William T. James has also been appointed as Senior Vice President, Chief Financial Officer and Treasurer of the Company and the Bank

Grant of Plan-Based Awards

The following table sets forth information about any plan-based awards to our named executive officers during 2014.

	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards (1)
Name	Threshold	Target	Maximum Threshold		Target	Maximum
Chris M . Bauer	$200,000	$250,000	$375,000	$200,000	$250,000	$375,000
Thomas G. Dolan	112,000	140,000	210,000	112,000	140,000	210,000
William T. James	38,400	48,000	72,000	38,400	48,000	72,000
Mark D. Timmerman	48,000	60,000	90,000	48,000	60,000	90,000
Martha M . Hayes	92,400	115,500	173,250	92,400	115,500	173,250
Scott M . McBrair	92,400	115,500	173,250	92,400	115,500	173,250

(1)	Expressed in dollars but would be awarded in equivalent value of shares of Company stock according to the fair market value of the stock on the date of grant.

Outstanding Equity Awards at Year-End

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of December 31, 2014.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Chris M. Bauer	25,000	$861,000
Thomas G. Dolan	18,000	619,920
William T. James	1,500	51,660
Martha M. Hayes	18,000	619,920
Scott M. McBrair	18,000	619,920
Mark D. Timmerman	9,000	309,960

(1)	Closing price as of December 31, 2014 was $34.44

Option Exercises and Stock-Vested

The following table sets forth certain information with respect to restricted stock awards vested for the named executive officers during the year ended December 31, 2014.

Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized On Vesting ($)
Chris M. Bauer	12,500	$261,875
Thomas G. Dolan	—	—
William T. James	—	—
Mark D. Timmerman	—	—
Martha M. Hayes	—	—
Scott McBrair	—	—

(1)	Award vested on December 31, 2014.

TERMINATION AND CHANGE IN CONTROL PAYMENTS AND BENEFITS

The following table describes the potential payments to the named executive officers upon an assumed termination of employment or a change in control as of December 31, 2014.

					Change in Control (8)
Compensation & Benefits Payable Upon Termination (9)	Voluntary Termination or Termination for Cause (6)	Death or Disability	Termination Without Cause	By Executive For Good Reason (7)	No Termination	Termination Without Cause or By Executive For Good Reason

Chris M. Bauer
Cash Severance (1)	$—	250,000	1,500,000	1,500,000	250,000	2,500,000
Welfare (2)	—	—	9,243	9,243	—	18,486
Value of Unvested Equity (3)	—	861,000	861,000	576,870	861,000	861,000
Outplacement Services (4)	—	—	—	—	—	25,000
Reduction in Payment (5)	—	—	—	—	—	—

Total	$—	$1,111,000	$2,370,243	$2,086,113	$1,111,000	$3,404,486

Thomas G. Dolan
Cash Severance (1)	$—	—	—	—	140,000	1,120,000
Welfare (2)	—	—	—	—	—	11,722
Value of Unvested Equity (3)	—	619,920	619,920	413,280	619,920	619,920
Outplacement Services (4)	—	—	—	—	—	17,500
Reduction in Payment (5)	—	—	—	—	—	104,729

Total	$—	$619,920	$619,920	$413,280	$759,920	$1,664,413

Martha M. Hayes
Cash Severance (1)	$—	—	—	—	115,500	1,006,500
Welfare (2)	—	—	—	—	—	29,052
Value of Unvested Equity (3)	—	619,920	619,920	413,280	619,920	619,920
Outplacement Services (4)	—	—	—	—	—	16,500
Reduction in Payment (5)	—	—	—	—	—	—

Total	$—	$619,920	$619,920	$413,280	$735,420	$1,671,972

Scott M. McBrair
Cash Severance (1)	$—	—	—	—	115,500	1,006,500
Welfare (2)	—	—	—	—	—	28,994
Value of Unvested Equity (3)	—	619,920	619,920	413,280	619,920	619,920
Outplacement Services (4)	—	—	—	—	—	16,500
Reduction in Payment (5)	—	—	—	—	—	136,321

Total	$—	$619,920	$619,920	$413,280	$735,420	$1,535,594

Mark D. Timmerman
Cash Severance (1)	$—	—	—	—	60,000	580,000
Welfare (2)	—	—	—	—	—	45,141
Value of Unvested Equity (3)	—	309,960	309,960	206,640	309,960	309,960
Outplacement Services (4)	—	—	—	—	—	10,000
Reduction in Payment (5)	—	—	—	—	—	—

Total	$—	$309,960	$309,960	$206,640	$369,960	$945,101

William T. James
Cash Severance (1)	$—	—	—	—	48,000	464,000
Welfare (2)	—	—	—	—	—	33,539
Value of Unvested Equity (3)	—	51,660	51,660	—	51,660	51,660
Outplacement Services (4)	—	—	—	—	—	8,000
Reduction in Payment (5)	—	—	—	—	—	—

Total	$—	$51,660	$51,660	$—	$99,660	$557,199

(1)	Upon Death or Disability Mr. Bauer is entitled to receive a portion of his target annual cash incentive bonus in effect for the fiscal year of such termination, pro rated to reflect the number of days that have elapsed during the fiscal year through the effective date of such termination. For Termination Without Cause or By Executive for Good Reason, Mr. Bauer would receive an amount equal to (2) times his annual cash compensation.

With Change in Control and No Termination, all executives would receive an amount equal to the executive’s annual incentive target bonus for the fiscal year in which the Change in Control of the Company occurs.

For a Change in Control followed by Termination Without Cause or By Executive for Good Reason, Mr. Bauer would receive the payment described in the paragraph above along with his annual cash compensation times three (3). The other executives would receive the payment described in the paragraph above along with their annual cash compensation times two (2).

For the purposes of this section annual cash compensation is defined as the executive’s annual base salary plus the greater of the executives target bonus or the actual annual incentive bonus received for the fiscal year prior.

(2)	For Mr. Bauer, under Termination Without Cause and By Executive For Good Reason represents continuation of benefits for 18 months. For executives in the case of Change in Control and Termination Without Cause or By Executive for Good Reason, represents continuation of benefits for three (3) years for Mr. Bauer and two (2) years for the other executives.

(3)	Under each named executive officer’s award agreement, unvested equity would accelerate upon Death or Disability, Termination Without Cause, or Change in Control. The value of equity acceleration is based on the market price of $34.44 as of December 31, 2014.

(4)	Represents the maximum allowable outplacement services, defined as 5% of annual base salary.

(5)	In the event any payments to the named executive officers would exceed the amount that could be received without the imposition of an excise tax under Section 4999 of Code, the payments will be reduced to the extent necessary to ensure that such payments will be limited to the greater of (i) the dollar amount which can be paid to the named executive officers without triggering an excise tax under Section 4999 of the Code, or (ii) the after-tax amount payable to the executive after taking into account any excise tax imposed under Section 4999 of the Code on the total payments.

The payments for Mr. Bauer and Mr. James exceeded the amount that could be received without the imposition of an excise tax under Section 4999 of Code; however, the payments were not reduced per item (ii) in the paragraph above. The payments for Mr. Dolan and Mr. McBrair exceeded the amount that could be received without the imposition of an excise tax under Section 4999 of Code, and the payments were reduced under item (i) in the paragraph above. The payments for Ms. Hayes and Mr. Timmerman did not exceed the amount that could be received without the imposition of an excise tax under Section 4999 of Code.

(6)	“Cause” is defined as: (i) the engaging by the Executive in intentional conduct that the Employer establishes, by clear and convincing evidence, has caused demonstrable and serious financial injury to the Employer, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative; (ii) conviction of a felony (as evidenced by binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion of all rights of appeal); or (iii) continuing willful and unreasonable refusal by the Executive to perform the Executive’s duties or responsibilities (unless significantly changed without the Executive’s consent).

(7)	The term “good reason” generally means a reduction in job duties, relocation of more than 50 miles, or reduction in compensation or benefits. The Board approved the acceleration of vesting of the special long-term equity incentive under this scenario.

(8)	A “Change in Control” means a change in the ownership of the Bank or the Company, a change in the effective control of the Bank or the Company or a change in the ownership of a substantial portion of the assets of the Bank or the Company, in each case as provided under Section 409A of the Code and the regulations thereunder.

(9)	The total amounts shown exclude the following: (a) the value of the vested benefits under our 401(k) Plan, which amounted to $194,446 for Mr. Bauer, $30,515 for Mr. Dolan, $124,921 for Ms. Hayes, $5,098 for Mr. James, $103,342 for Mr. McBrair, and $332,081 for Mr. Timmerman, (b) accrued and unused vacation, which amounted to $50,309 for Mr. Bauer, $15,244 for Mr. Dolan, $10,776 for Mr. James, $24,956 for Ms. Hayes, $29,988 for Mr. McBrair and $42,306 for Mr. Timmerman, (c) earned but unpaid salary and reimbursable expenses. In addition, if the executive had died as of December 31, 2014, his or her beneficiaries or estate would have received life insurance proceeds of approximately $600,000 for Mr. Bauer, $391,000 for Mr. Dolan, $142,000 for Mr. James, $411,000 for Ms. Hayes, $391,000 for Mr. McBrair, and $240,000 for Mr. Timmerman.

Indebtedness of Management

Our directors, officers and employees, including those of our subsidiaries are permitted to borrow from the Bank in accordance with the requirements of federal and state law. All loans made by the Bank to directors and executive officers or their related interests have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and did not involve more than the normal risk of collectability or present other unfavorable features. Mr. Bergstrom, a director on our Board, has a line of credit with the Bank that was entered into on December 23, 2002 in the amount of $300,000 with an applicable interest rate of 5%. For the year ended December 31, 2014, there were no amounts outstanding under this line of credit. In addition, Mr. McBrair, our Chief Retail Banking Officer, has a loan with the Bank that was entered into on March 21, 2012 in the amount of $47,000 with an applicable interest rate of 3.59%.

PROPOSAL 2

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Discussion and Analysis begins at page 24. As we discussed there, the Board of Directors believes that the Company’s long-term success depends on the talents of the Company’s executives. Our executive compensation program plays a key role in our ability to attract, retain and motivate the highest quality executive team. The principal objectives of our executive compensation program are to target executive compensation within competitive market ranges, reward performance and align executive incentive compensation with long-term shareholder value creation, without incenting unnecessary and excessive risk. As discussed above in Compensation Discussion and Analysis, the features of our executive compensation structure that supported these objectives included:

•	Target total compensation for our Named Executive Officers generally near the median level for executives having comparable responsibility at financial institutions of comparable asset size;

•	Inclusion of equity in the pay mix of target compensation for our Named Executive Officers; and

•	Limited number of perquisites available to our Named Executive Officers.

As required by Section 14A of the Exchange Act, this proposal seeks a shareholder advisory vote on the approval of compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that the stockholders approve the compensation of Anchor BanCorp Wisconsin Inc.’s Named Executive Officers as disclosed pursuant to the compensation rules of the SEC in the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board of Directors

The Board recommends that shareholders vote FOR the advisory approval of Anchor BanCorp Wisconsin Inc.’s Named Executive Officer compensation, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material). If a majority of the votes represented at the Annual Meeting and entitled to vote are voted FOR this Proposal 2, it will pass. Unless otherwise directed, all proxies will be voted FOR “1 year” in Proposal 2.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, this proposal provides shareholders with the opportunity to vote on how frequently they would like to cast an advisory vote to approve our Named Executive Officer compensation, similar to the advisory vote in Proposal 2 above.

The Board of Directors recommends an annual vote on executive compensation.

As described in Compensation Discussion and Analysis that begins at page 24, in making annual compensation decisions, management and the Board consider performance of the executive and the company as a whole, as well as how the executive’s functional responsibilities contributed to the company’s performance, and consider performance that is based on measureable financial results. We compare performance not just to our own prior performance or achievement of current goals, but also to appropriately chosen peer companies. The Board of Directors has determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input to management and the Board on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board’s determination was based on the premise that executive compensation is evaluated, adjusted and approved on an annual basis, and the Board believes that shareholder sentiment expressed annually should be a factor taken into consideration by the Compensation Committee as part of that process. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

Shareholders may cast an advisory vote on the preferred voting frequency by selecting the option of every one, two or three years, or whether they wish to abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when making future decisions on the frequency of advisory votes on executive compensation.

Recommendation of the Board of Directors

The Board recommends that shareholders select “One Year” when voting on the frequency of advisory votes to approve Anchor BanCorp Wisconsin Inc.’s Named Executive Officer compensation. If a majority of the votes represented at the Annual Meeting and entitled to vote are voted FOR this Proposal 3, it will pass. Unless otherwise directed, all proxies will be voted FOR Proposal 3.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

As discussed under “Relationship with Independent Registered Public Accounting Firm,” the Audit Committee of our Board has appointed McGladrey LLP, an independent registered public accounting firm, to perform the audit of the Company’s financial statements for the year ending December 31, 2015, and we have further directed that the selection of independent registered public accounting firm be submitted for ratification by stockholders at the Annual Meeting.

Representatives from McGladrey LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

McGladrey LLP has audited our financial statements since 2006.

Fees for Professional Services

The following table sets forth the aggregate fees paid by us to McGladrey LLP for professional services rendered in connection with the audit of the Company’s consolidated financial statements for the twelve month ended December 31, 2014, the nine months ended December 31, 2013 and the fiscal year ended March 31, 2013, as well as the fees paid by us to our principal accountant for audit-related services, tax services and all other services rendered to us during the following periods.

	Twelve Months Ended December 31, 2014	Nine Months Ended December 31, 2013	Twelve Months Ended March 31, 2013
Audit fees (1)	$637,725	$618,170	$680,350
Audit-related fees (2)	22,825	184,800	8,500
Tax fees (3)	125,244	101,179	63,810

Total	$785,794	$904,149	$752,660

(1)	Audit fees consist of fees incurred in connection with the integrated audit of the annual consolidated financial statements and internal control over financial reporting and the review of the interim consolidated financial statements included in the Company’s quarterly reports filed with the SEC, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as comfort letters, consents and assistance with and review of documents filed with the SEC.
(2)	Audit-related fees consist of fees incurred in connection with compliance requirements of Wisconsin Housing and Economic Development Authority and Student Loan programs and consultations concerning financial accounting or reporting standards, including those relative to bankruptcy, reorganization, recapitalization and fresh start accounting, restricted stock and sale leaseback transactions.
(3)	Tax fees consist of fees incurred in connection with tax planning, tax compliance and tax consulting services, including consultation concerning the tax effect of the bankruptcy and reorganization

Recommendation of the Board of Directors

The Board recommends that the shareholders vote “For” the ratification of McGladrey LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2015.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2016 ANNUAL MEETING

Any proposal which a Stockholder wishes to have included in our proxy materials relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in 2016, must be received at the principal executive offices of the Company, 25 West Main Street, Madison, Wisconsin 53703, Attention: Mark D. Timmerman, Executive Vice President, Secretary and General Counsel, no later than November 28, 2015. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Stockholder proposals which are submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 6 of our Bylaws, which provide that business at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

Stockholder proposals for the Company’s next annual meeting scheduled to be held in April 2016 which are not intended to be included in the Company’s proxy materials for such meeting, must be received at the Company’s executive offices between December 31, 2015 and January 30, 2016. A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (c) the number of shares of common stock which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business.

OTHER MATTERS

We are not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Timmerman

Executive Vice President, Secretary and

General Counsel

Madison, Wisconsin

March 27, 2015

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees
01	Chris M. Bauer 02 Richard A. Bergstrom 03 Holly Cremer 04 Bradley E. Cooper 05 Martin S. Friedman
06	David L. Omachinski 07 Pat Richter

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

2	Advisory vote on the compensation of named executive officers.						☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:						1 year	2 years	3 years	Abstain

3	Advisory vote on the frequency of approval for the named executive officer compensation.					☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

4	To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015.						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

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ANCHOR BANCORP WISCONSIN INC. Annual Meeting of Shareholders April 29, 2015 1:00 PM This proxy is solicited by the Board of Directors

    The shareholder(s) hereby appoint(s) Chris M. Bauer and Mark D. Timmerman, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of ANCHOR BANCORP WISCONSIN INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 01:00 PM, CDT on 4/29/2015, and any adjournment or postponement thereof.

    This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” all nominees for director, “FOR” proposals 2 and 4, and for “1 YEAR” on proposal 3.

Continued and to be signed on reverse side